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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

COMMUNICATION INTELLIGENCE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNICATION INTELLIGENCE CORPORATION
275 Shoreline Drive, Suite 500
Redwood Shores, California 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 13, 2012

To the Stockholders of Communication Intelligence Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Communication Intelligence Corporation, a Delaware corporation (the “Company”), will be held at the Company’s Headquarters, 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065, on November 13, 2012, at 1:00 p.m. Pacific Time, for the following purposes, all as more fully described in the attached Proxy Statement:

1.	To elect five directors;

2.	To consider and vote upon a proposal to amend our Certificate of Incorporation to increase the number of shares of authorized capital stock;

3.	To approve an amendment to the Company’s 2011 Stock Compensation Plan to increase the number of shares of the Company’s Common Stock reserved for issuance under the plan;

4.	To ratify the appointment of PMB Helin Donovan, LLP as the Company’s independent auditors for the year ending December 31, 2012; and

5.	To transact such other business as may properly come before the Annual Meeting.

You are urged to carefully read the attached Proxy Statement and the additional information concerning the matters to be considered at the meeting. The Board of Directors has fixed the close of business on September 24, 2012, as the record date. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. A list of the stockholders will be available for inspection at the Company’s Headquarters, 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065, at least ten days before the Annual Meeting and at the Annual Meeting.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS STILL IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES IN ONE OF THREE WAYS: VIA INTERNET, TELEPHONE OR MAIL. IF YOU CHOOSE TO SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME.

Redwood Shores, California October [ ], 2012	By Order of the Board of Directors

Philip S. Sassower Chairman and Chief Executive Officer

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COMMUNICATION INTELLIGENCE CORPORATION
275 Shoreline Drive, Suite 500
Redwood Shores, California 94065

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement and the accompanying proxy card are being furnished to stockholders of Communication Intelligence Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use in voting at the Company’s Annual Meeting of Stockholders to be held at the Company’s Headquarters, 275 Shoreline Drive, Suite 500, Redwood Shores California, 94065, on November 13, 2012, at 1:00 p.m. Pacific Time, and any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders of the Company will be asked to consider and vote upon the following:

1.	To elect five directors;

2.	To consider and vote upon a proposal to amend our Certificate of Incorporation to increase the number of shares of authorized capital stock;

3.	To approve an amendment to the Company’s 2011 Stock Compensation Plan to increase the number of shares of the Company’s Common Stock reserved for issuance under the plan;

4.	To ratify the appointment of PMB Helin Donovan as the Company’s independent registered public accounting firm for the year ending December 31, 2012; and

5.	Such other matters as may properly be brought before the meeting.

This Proxy Statement and the accompanying proxy card, together with a copy of the Company’s Annual Report to Stockholders, are first being mailed or delivered to stockholders of the Company on or about October [ ], 2012.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO VOTE YOUR SHARES BY PROXY VIA INTERNET, TELEPHONE OR MAIL, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SHARES CAN BE VOTED AT THE ANNUAL MEETING ONLY IF THE HOLDER IS REPRESENTED BY PROXY OR IS PRESENT.

VOTING SECURITIES

The Board of Directors has fixed September 24, 2012, as the record date (“Record Date”) for purposes of determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of shares of the Company’s Common Stock (“Common Stock”) and Series A-1 Cumulative Convertible Preferred Stock (“Series A-1 Preferred Stock”), Series B Participating Convertible Preferred Stock (“Series B Preferred Stock”) and Series C Participating Convertible Preferred Stock (“Series C Preferred Stock”) at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were approximately 853 beneficial owners of 224,473,860 outstanding shares of our Common Stock, five beneficial owners of 915,625 outstanding shares of our Series A-1 Preferred Stock, 32 beneficial owners of 9,570,180 outstanding shares of our Series B Preferred Stock, and 35 beneficial owners of 3,972,584 outstanding shares of our Series C Preferred Stock. Each holder of Common Stock is entitled to one vote for each share of our Common Stock held by such holder. Shares of Series A-1 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock vote with the holders of Common Stock on an as-converted basis.

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As of the record date each share of (i) Series A-1 Preferred Stock is convertible into 7.1429 shares of Common Stock. Accordingly, the 915,625 outstanding shares of Series A-1 Preferred Stock are convertible into 6,540,218 shares of Common Stock, and the holders of Series A-1 Preferred Stock are entitled to 6,540,218 votes for their shares of Series A-1 Preferred Stock, (ii) Series B Preferred Stock are convertible into 23.0947 shares of Common Stock. Accordingly, the 9,570,180 outstanding shares of Series B Preferred Stock are convertible into 221,020,436 shares of Common Stock, and the holders of Series B Preferred Stock are entitled to 221,020,436 votes for their shares of Series B Preferred Stock, (iii) Series C Preferred Stock is convertible into 44.4444 shares of Common Stock. Accordingly, the 3,972,584 outstanding shares of Series C Preferred Stock are convertible into 176,559,112 shares of Common Stock, and the holders of Series C Preferred Stock are entitled to 176,559,112 votes for their shares of Series C Preferred Stock on all matters to be voted on by the holders of the Common Stock. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder “FOR,” “AGAINST” or “ABSTAIN” on the proxy card, which is duly returned and properly executed, the shares will be voted accordingly. If no choice is specified on the returned and properly executed proxy card, the shares will be voted FOR each nominated director and FOR approval of all proposals described in the Notice of Annual Meeting and in this Proxy Statement. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. The presence in person or by proxy of a majority of the total number of outstanding shares of Common Stock (including outstanding shares of Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock being voted on an as- converted basis) entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

Whether or not you plan to attend the Annual Meeting, you may submit a proxy to vote your shares via Internet, telephone or mail as more fully described below:

•	By Internet: Go to www.proxyvote.com and follow the instructions. You will need your proxy card to submit your proxy.

•	By Telephone: Call 1-800-690-6903 and follow the voice prompts. You will need your proxy card to submit your proxy.

•	By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided.

If you vote via the Internet or by telephone, your electronic vote authorizes the persons designated on the enclosed form of proxy in the same manner as if you signed, dated and returned your proxy card. If you vote by Internet or by telephone, do not return your proxy card.

If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting also will be offered to stockholders owning shares through most banks and brokers.

Attendance at the meeting will not automatically revoke a previously- submitted, properly-executed proxy. A stockholder executing a proxy card pursuant to this solicitation may revoke his or her proxy at any time prior to its use by:

•	delivering to the Secretary of the Company a signed notice of revocation; delivering a properly executed proxy card with a later date than the proxy card being revoked;

•	submitting a proxy by Internet or telephone at a later date than the proxy card being revoked; or

•	attending the meeting, revoking the previously-granted proxy and voting in person.

In order to be effective, all revocations or a subsequently filed proxy cards must be delivered to the Company at the address listed above no later than November 12, 2012, 5:00 p.m., local time. All valid unrevoked proxies will be voted at the Annual Meeting and any adjournments or postponements thereof. Under Delaware law, stockholders are not entitled to appraisal rights with respect to any of the proposals set forth in this Proxy Statement.

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Proxy cards marked as abstaining will be treated as present for the purpose of determining whether there is a quorum for the Annual Meeting, but will not be counted as voting on any matter as to which abstention is indicated. Broker “non-votes” (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will not be treated as present for purposes of determining whether there is a quorum for the Annual Meeting unless the broker is given discretion to vote on at least one matter on the agenda.

If a quorum is present at the Annual Meeting:

(a)           (i) the three nominees for Preferred Stock Director (as identified in Proposal 1 below), two of which have been designated by Phoenix Venture Fund LLC (“Phoenix”) and the other of which has been designated by a majority of the outstanding shares of Series B Preferred Stock, will be elected by the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as one class on an as-converted basis, and (ii) the two nominees for Common Stock Director (as identified in Proposal 1 below) receiving the greatest number of votes (a plurality) from the outstanding shares of Common Stock and Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as one class on an as-converted basis, will be elected. Abstentions and broker non-votes will not affect whether director nominees have received the requisite number of affirmative votes.

(b)           The proposal to amend the Certificate of Incorporation to increase the authorized number of shares of capital stock will be adopted if it receives the affirmative vote of (i) a majority of the outstanding shares of Common Stock voting as a separate class, (ii) a majority of outstanding shares of Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as one class on an as-converted basis, (iii) a majority of outstanding shares of Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as one class on an as-converted basis, (iv) a majority of outstanding shares of Series B Preferred Stock voting as a separate class, and (v) a majority of outstanding shares of Series C Preferred Stock voting as a separate class.  Approvals (iii), (iv) and (v) in the preceding sentence have already been obtained. Abstentions and broker non-votes will have the effect of a “NO” vote.

(c)           The proposal to approve an amendment to the Company’s 2011 Stock Compensation Plan to increase the number of shares of the Company’s Common Stock reserved for issuance under the plan will be adopted if it receives more affirmative votes than negative votes from (i) the outstanding shares of Common Stock and Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock voting together as one class on an as-converted basis, (ii) outstanding shares of Series B Preferred Stock voting as a separate class, and (iii) outstanding shares of Series C Preferred Stock voting as a separate class. Abstentions and broker non-votes will not affect the passage of this proposal.

(d)           The proposal to ratify PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, will be approved if it receives more affirmative votes than negative votes from the outstanding shares of Common Stock and Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, voting together as one class on an as-converted basis. Abstentions and broker non-votes will not affect the passage of this proposal.

A proxy card gives discretionary authority to the persons named therein with respect to any amendments or modifications of the Company’s proposals and any other matters that may be properly proposed at the Annual Meeting. The shares represented by all valid non-revoked proxies will be voted in accordance with the instructions marked therein. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR ALL PROPOSALS. If any other matter properly comes before the Annual Meeting, the proxies solicited hereby will be exercised in accordance with the reasonable judgment of the proxy holders named therein. If the meeting is adjourned or postponed, your shares will be voted by the proxy holders on the new meeting date as well, unless you have revoked your proxy instructions before that date.

The Company will pay the cost of its proxy solicitation. Some of the Company’s employees may also solicit stockholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. Your cooperation in promptly submitting your proxy via Internet, telephone or mail will help to avoid additional expense.

If you are a stockholder of record and you plan to attend the Annual Meeting, please indicate this when you vote your shares via Internet, telephone or mail. If you are a beneficial owner of shares of Common Stock or Series A-1 Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, held by a bank, broker or other nominee, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from the bank, broker or other nominee are examples of proof of ownership. If you want to vote in person your shares of the Company’s stock held in street name, you will have to obtain a proxy, executed in your favor, from the holder of record.

PROPOSAL 1
ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board of Directors shall consist of such number of directors, with a minimum of three, as the Board of Directors may determine from time to time. The authorized number of directors is five. The current Board of Directors consists of five persons, and no vacancies.

So long as 20% of the shares of Series B Preferred Stock originally issued in August 2010 remain outstanding, the Company’s Board will consist of (i) three Preferred Stock Directors (as identified below), two of which are designated by Phoenix and the other of which is designated by a majority of the outstanding shares of Series B Preferred Stock, who will be elected by the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as one class on an as-converted basis, and (ii) two Common Stock Directors (as identified below), who will be elected by the outstanding shares of Common Stock and Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as one class on an as-converted basis.   Phoenix has designated Philip S. Sassower and Andrea Goren as Preferred Stock Director nominees, and holders of a majority of the shares of Series B Preferred Stock have designated Stanley Gilbert as the other Preferred Stock Director nominee.  Jeffrey Holtmeier and David Welch were selected as the Common Stock Director nominees by the independent directors of the Board, and their selection as Common Stock Director nominees was subsequently ratified by the full Board. Each director elected at this Annual Meeting will serve for one year or until his successor is duly elected and qualified or his earlier resignation, removal or disqualification.

Unless otherwise instructed, the proxy holders named in the proxy card will vote (i) the shares of Series B Preferred Stock and Series C Preferred Stock represented by proxies received by them for the election of the three Preferred Stock Director nominees to the Board of Directors, and (ii) the shares of Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock represented by proxies received by them for the election of the two Common Stock Director nominees to the Board of Directors. In the event that any Preferred Stock Director or Common Stock Director nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the shares will be voted for the election of any nominee designated in accordance with the above parameters. The Company is not aware of any nominee who will be unable or will decline to serve as a director. THE BOARD OF DIRECTORS CONSIDERED THE PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE DIRECTOR NOMINEES.

Director Nominees

The following table sets forth certain information concerning the Directors of the Company (each of whom is also a Director Nominee):

PREFERRED STOCK DIRECTORS:
Name	Age	Year First Elected or Appointed
Philip S. Sassower	72	2010
Andrea Goren	44	2010
Stanley Gilbert(1)(2)	71	2011
COMMON STOCK DIRECTORS:
Name	Age	Year First Elected or Appointed
Jeffrey Holtmeier(1)(2)	54	2011
David E. Welch(1)(2)	63	2004

(1)	Member of the Audit Committee (Chairman David E. Welch)

(2)	Member of the Compensation Committee (Chairman Stanley Gilbert)

 The business experience of each of the directors for at least the past five years includes the following:

Philip S. Sassower has served as the Company’s Chairman and Chief Executive Officer since August 2010.  Mr. Sassower is a Managing Director of SG Phoenix LLC, a private equity firm, and has served in that capacity since May 2003.

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Mr. Sassower has also been Chief Executive Officer of Phoenix Enterprises LLC, a private equity firm, and has served in that capacity since 1996. In addition, Mr. Sassower has served as Chief Executive Officer of Xplore Technologies Corp. (OTCQB: XLRT) since February 2006 and has been a director of Xplore Technologies Corp. and served as Chairman of its board of directors since December 2004. On May 13, 2008, Mr. Sassower was named Chairman of the Board of The Fairchild Corporation (NYSE: FA), a motorcycle accessories and aerospace parts and services company. On March 18, 2009, The Fairchild Corporation and 61 subsidiaries filed a petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, District of Delaware. On January 7, 2010, The Fairchild Corporation’s plan of liquidation was declared effective and the company’s board of directors was relieved of its duties. Mr. Sassower also served as Chairman of the Board of the Company from 1998 to 2002 and as Co-Chief Executive Officer of the Company from 1997 to 1998. Mr. Sassower is co-manager of the managing member of Phoenix Venture Fund LLC. Mr. Sassower’s qualifications to serve on the Board of Directors include more than 40 years of business and investment experience. Mr. Sassower has developed extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing changes.

Andrea Goren has served as a director since August 2010.  Mr. Goren was appointed the Company’s Chief Financial Officer in December 2010.  Mr. Goren is Managing Director of SG Phoenix LLC, a private equity firm, and has served in that capacity since May 2003 and has been associated with Phoenix Enterprises LLC since January 2003. Prior to that, Mr. Goren served as Vice President of Shamrock International, Ltd., a private equity firm, from June 1999 to December 2002. Mr. Goren has been a director of Xplore Technologies Corp. (OTCQB: XLRT) since December 2004 and of The Fairchild Corporation (NYSE: FA) from May 2008 to January 2010. On March 18, 2009, The Fairchild Corporation and 61 subsidiaries filed a petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, District of Delaware. On January 7, 2010, The Fairchild Corporation’s plan of liquidation was declared effective and the company’s board of directors was relieved of its duties. Mr. Goren is co-manager of the managing member of Phoenix Venture Fund LLC. Mr. Goren’s qualifications to serve on the Board of Directors include his experience and knowledge acquired in approximately 13 years of private equity investing. Mr. Goren has played a significant role in SG Phoenix LLC’s private equity investments and has developed extensive experience working with management teams and boards of directors, including at numerous public companies affiliated with SG Phoenix LLC.

Stanley L. Gilbert has served as a director since October 2011. Mr. Gilbert has more than 45 years’ experience as a lawyer with primary specialties in wills trusts, estate planning and administration, as well as tax planning. Mr. Gilbert is Founder, and, has been President of Stanley L. Gilbert PC since 1982. Mr. Gilbert has also been a partner of a number of law firms, including Nager Korobow, Bell Kallnick Klee and Green, and Migdal Pollack Rosenkrantz and Sherman. Mr. Gilbert has served as a Director of Planned Giving at Columbia University Medical Center’s Nathaniel Wharton Fund, which supports a broad variety of projects in basic research, clinical care and teaching since 2001. Mr. Gilbert was elected by a majority of CIC’s Series B Preferred and Series C Preferred stockholders voting together as a separate class on an as converted basis, and serves on CIC’s audit and compensation committees. Mr. Gilbert’s qualifications to serve on the Board of Directors include his significant tax and accounting expertise acquired through his years of practicing law.

Jeffrey Holtmeier has served as a director since August 2011. Mr. Holtmeier has more than 25 years of successful entrepreneurship in the technology and communications fields. As CEO of GENext from 2001 to present, and through its subsidiary China US Business Development, LLC, Mr. Holtmeier has assisted many US companies in establishing relationships in China, where he also co-founded Koncept International, Inc., a Chinese-based VoIP and digital media technology company. Prior to his involvement in the Chinese market, Mr. Holtmeier founded, built over seventeen years and successfully sold InfiNET in 2001 to Teligent, a NASDAQ listed company. Mr. Holtmeier was a recipient of the prestigious Ernst & Young, NASDAQ/USA Today “Entrepreneur of the Year” award in 1999, and has served on the boards of numerous corporations and non-profit organizations. He serves on CIC’s audit and compensation committees. Mr. Holtmeier’s qualifications to serve on the Board of Directors include his experience as a successful entrepreneur and his experience in establishing business relationships in China.

David E. Welch has served as a director since March 2004. From July 2002 to present Mr. Welch has been the principal of David E. Welch Consulting, a financial consulting firm. Mr. Welch has also been Vice President and Chief Financial Officer of American Millennium Corporation, Inc., a provider of satellite based asset tracking and reporting equipment, from April 2004 to present. Mr. Welch was Vice President and Chief Financial Officer of Active Link Communications, a manufacturer of telecommunications equipment, from 1999 to 2002.  Mr. Welch has held positions as Director of Management Information Systems and Chief Information Officer with Micromedex, Inc. and Language Management International from 1995 through 1998. Mr. Welch’s other directorships have been with AspenBio Pharma, Inc., from 2004 to present, PepperBall Technologies, Inc. from January 2007 to January 2009 and Advanced Nutraceuticals, Inc.,

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from 2003 to 2006. Mr. Welch is a Certified Public Accountant licensed in the State of Colorado. Mr. Welch serves on CIC’s audit and compensation committees. Mr. Welch’s qualifications to serve on the Board of Directors include his significant accounting and financial expertise.

Executive Officers

The following table sets forth the name and age of each executive officer of the Company, or named executive officers, and all positions and offices of the Company presently held by each of them.

Name	Age	Positions Currently Held
Philip S. Sassower	72	Chairman of the Board and Chief Executive Officer
Andrea Goren	44	Chief Financial Officer
William Keiper	61	President and Chief Operating Officer

The business experience of each of the executive officers for at least the past five years includes the following:

Philip S. Sassower—see above under the heading “Proposal 1—Director Nominees.”

Andrea Goren—see above under the heading “Proposal 1—Director Nominees.”

William Keiper was appointed the Company’s President and Chief Operating Officer in December 2010. Mr. Keiper is Managing Partner of First Global Partners LLC where he specializes in working with investors and Boards of Directors in resolving issues related to business continuity, performance and sustainable value creation. Mr. Keiper has over 30 years of business experience, more than 18 of which have been in the management of software, technology and IT product distribution and services organizations. He was President and Chief Executive Officer of Hypercom Corporation (NYSE: HYC) from 2005 to 2007 and served as a member of its Board of Directors from 2000 to 2007. He was Chairman and Chief Executive Officer of Arrange Technology LLC, a software development services outsourcing company, from 2002 to 2005. From 1997 to 2002, he served as a principal in mergers and acquisitions firms serving middle market software and IT services companies. He was Chief Executive Officer of Artisoft, Inc., a public networking and communications software company, from 1993 to 1997, and its Chairman from 1995 to 1997. He held several executive positions, including President and Chief Operating Officer, of MicroAge, Inc., an indirect sales-based IT products distribution and services company, from 1986 to 1993.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES

The Company’s affairs are managed under the direction of the Board of Directors. Members of the Board receive information concerning the Company’s affairs through oral and written reports by management, Board and committee meetings and other means. The Company’s directors generally attend Board of Directors meetings, committee meetings and informal meetings with management and others, participate in telephone conversations and have other communications with management and others regarding the Company’s affairs. During 2011, the Board of Directors held one in person meeting, five telephonic meetings and acted by unanimous written consent on four occasions. Except for the meetings of the Audit Committee, which were held separately, and in cases where the committees acted by unanimous consent, all committee meetings were held concurrently with the formal meetings of the Board of Directors. For the year ended December 31, 2011, each incumbent director participated in all of the formal meetings of the Board and each committee on which he served.

Directors of the Company serve until their successors are duly elected and qualified or until their earlier resignation, removal or disqualification from the Board. There are no family relationships between the Company’s directors and executive officers.

Director Independence

The Board of Directors has determined that Messrs. Gilbert, Holtmeier, and Welch are “independent,” as defined under the rules of the NASDAQ Stock Market relating to director independence, and that Messrs. Sassower and Goren are not independent under such rules.  Messrs. Welch, Gilbert, and Holtmeier serve on the Compensation Committee of the Board of Directors.  Each of the members of the Compensation Committee are independent under the rules of the NASDAQ Stock Market relating to director independence.  Messrs. Welch, Gilbert and Holtmeier serve on the Audit Committee of

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the Board of Directors.  Under the applicable rules of the NASDAQ Stock Market and the SEC relating to independence of Audit Committee members, the Board of Directors has determined that Messrs. Welch and Gilbert are independent and that Mr. Holtmeier is not.  Mr. Holtmeier's lack of independence stems solely from the fact that he was party to a consulting agreement under which he was paid $15,000 in the year ended December 31, 2011.  The Board has determined that the amount paid to Mr. Holtmeier under this contract is not material, and thus the Board determined that Mr. Holtmeier is suitable to serve on the Audit Committee.

Board Committees

The Company’s Board of Directors has two standing committees as set forth below. The members of each committee are appointed by the Board of Directors.

Audit Committee.  The Audit Committee assists the Board of Directors in the exercise of its fiduciary responsibility of providing oversight regarding the Company’s financial statements and the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and other aspects of the financial management of the Company, oversees our financial reporting process on behalf of the Board of Directors and reports to the Board of Directors the results of these activities, including the systems of internal controls that management and the Board of Directors have established. The Audit Committee, among other duties, engages the independent public accountants retained as the registered public accounting firm, pre-approves all audit and non-audit services provided by the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, considers the compatibility of any non-audit services provided by the independent public accountants with the independence of such auditors and reviews the independence of the independent public accountants. The members of the Audit Committee are Messrs. Welch, Gilbert, and Holtmeier. Mr. Welch serves as the Audit Committee’s financial expert. Messrs. Welch and Gilbert are independent as defined under applicable rules of the NASDAQ Stock Market and the SEC relating to independence of Audit Committee member, whereas Mr. Holtmeier is not.  For the reasons outlined above, the Board has concluded that Mr. Holtmeier is suited to serving on the Audit Committee. The Audit Committee conducted one meeting in the year ended December 31, 2011 and all members attended that meeting. Additionally, the Chair of the Audit Committee met telephonically with the Company’s independent accountants on three other occasions. A copy of the Audit Committee charter can be found at our website, www.cic.com.

Compensation Committee.  The Compensation Committee generally reviews compensation matters with respect to executive and senior management arrangements and administers the Company’s stock option plans. The members of the Compensation Committee are Messrs. Welch, Gilbert, and Holtmeier. During 2011, the Compensation Committee held no formal meetings, but acted by unanimous written consent on five occasions. The Board has adopted a Compensation Committee Charter, a copy of which can be found on our website, www.cic.com.

Nominating Committee.  The Company does not have a standing Nominating Committee.  Because a majority of the members of the Company’s Board of Directors are elected by holders of the outstanding shares of the Company’s Series B Preferred Stock and Series C Preferred Stock (referred to herein as the Preferred Stock Directors), the Board believes that it is unnecessary for the Company to have a separate standing Nominating Committee for selecting the two Common Stock Director nominees.  Instead, the Board believes having the full Board perform this function is a pragmatic and appropriate approach under the circumstances.  The independent members of the Board of Directors select and recommend to the full Board of Directors for approval nominees for the Common Stock Director positions. The Board then determines whether to approve of such nominations and present them to the Company’s stockholders for election to the Board of Directors. When selecting Common Stock Director nominees, the independent directors review the appropriate skills and characteristics required of directors in the context of prevailing business conditions. In general, the Company’s Board believes that all of its directors should possess the highest personal and professional ethics, integrity, and values, and that they should committed to representing the long-term interests of the stockholders. Directors should also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in business, government, education, and technology, and in areas that are relevant to the Company’s business activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time.  While not maintaining a specific policy on Board diversity requirements, the Board believes that diversity is an important factor in determining the composition of the Board and, therefore, seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board.

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The Board does not currently engage any third- party director search firms for purposes of identifying candidates for Board service, but may do so in the future if it deems appropriate and in the best interests of the Company.  The Board annually evaluates the Board’s composition.  This evaluation enables the Board to update the skills and experience they seek in the Board as a whole and in individual directors, as the Company’s needs evolve and change over time.

Nominations of Common Stock Director candidates by stockholders of the Company may be submitted if such nominations are made with timely notice in writing to the Secretary.  For more information on this process, please see the information provided under the heading “Stockholder Proposals and Stockholder Nominations of Directors” below. The current Common Stock Director nominees were selected by the independent members of the Board of Directors, which Common Stock Director nominees were then ratified by the entire Board of Directors.  The independent directors will evaluate any Common Stock Director candidate submitted by a stockholder in the same manner in which they would evaluate a candidate selected by the independent directors, employing the criteria for Board service identified above in connection with their evaluations of all such candidates.

The Board does not currently have a charter or formal policy with respect to the consideration of Common Stock Director candidates recommended by stockholders.  The Board has not adopted a formal policy with respect to the consideration of Common Stock Director candidates, as it has concluded that the independent directors will evenhandedly evaluate Common Stock Director candidates put forward by stockholders, notwithstanding the absence of a formal policy.

Leadership Structure of Board of Directors

The Company’s Chief Executive Officer Mr. Sassower also serves as its Chairman of the Board. The Board believes that, given the size of the Company and resources available to the Company, the interests of all stockholders have been appropriately taken into consideration by having the same person holding the positions of Chief Executive Officer and Chairman of the Board. The Company’s current Chief Executive Officer possesses an in-depth knowledge of the Company, its operations, and the array of business challenges faced by the Company, all of which have been gained through years of association with the Company. The Board believes that these experiences and other insights place the Chief Executive Officer in a position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to its stockholders.

The Board has not previously designated a lead independent director because it concluded that it was unnecessary in light of the independence of a majority of the members of the Board. As indicated above, all directors other than Messrs. Sassower and Goren are independent. Each independent director may call meetings of the independent directors, and may request agenda topics to be added or considered with in more detail at meetings of the full Board or an appropriate Board committee. Accordingly, the oversight of critical matters, such as the integrity of the Company’s financial statements, employee compensation, including compensation of the executive officers, the selection of directors and the evaluation of the Board and key committees is entrusted to independent directors.

Role of Board of Directors in Risk Oversight

The entire Board and each of its standing committees are involved in overseeing risk associated with the Company and its business. The Board monitors the Company’s governance by review with management and outside advisors, as considered necessary. The Board has delegated certain risk management responsibilities to the Board committees. The Board and the Audit Committee monitor the Company’s liquidity risk, regulatory risk, operational risk and enterprise risk by reviews with management and independent accountants and other advisors, as considered necessary. In its periodic meetings with the independent accountants, the Audit Committee discusses the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. As part of its responsibilities as set forth in its charter, the Compensation Committee reviews the impact of the Company’s executive compensation program and the associated incentives to determine whether they present a significant risk to the Company.

Communications to the Board

The Board of Directors welcomes and encourages stockholders to share their thoughts regarding the Company. Towards that end, the Board of Directors has adopted a policy whereby all communications should first be directed to Investor Relations. Investor Relations will then, for other than routine communications, distribute a copy of the

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communication to the Chairman of the Board, the Chairman of the Audit Committee and the Company’s Chief Financial Officer. Based on the input and decision of these persons, along with the entire Board, if it is deemed necessary, the Company will respond to the communications. Stockholders should not communicate with individual directors unless requested to do so.

See STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS, page 30, for information regarding the process for stockholders to nominate individuals for election to the Board of Directors.

DIRECTOR COMPENSATION

For their service as directors of the Company, all non-employee directors receive a fee of $1,000 for each meeting of the Board of Directors attended, in person, and all directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending such meetings. Generally, each non-employee director receives an option to acquire 1,000,000 shares of Common Stock upon joining the Board, and may receive additional options thereafter so long as they continue to serve as a member of the Board of Directors. The exercise price of all options granted to directors is equal to the market closing price on the date of grant; the options vest quarterly over three years and have a seven-year term.

In January 2011, director David Welch and former directors Kurt Amundson and Francis Elenio each received a stock option grant to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price of $0.06 per share. These options vest quarterly over three years and have a seven-year life from the date of grant. Mr. Amundson resigned from the Board on July 10, 2011, and Mr. Elenio resigned from the Board on October 19, 2011.  The shares of Common Stock subject to the stock options granted to each of Mr. Amundson and Mr. Elenio were returned to the plan following their resignations as members of the Board.  In August 2011, Mr. Holtmeier, upon his appointment to the Board, received a stock option grant to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price of $0.025 per share. The shares subject to the option granted to Mr. Holtmeier vest quarterly over three years and have a seven-year life from the date of grant. In November 2011, Mr. Gilbert, upon his appointment to the Board, received a stock option grant to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price of $0.023 per share. The shares subject to the option granted to Mr. Gilbert vest quarterly over three years and have a seven-year life from the date of grant.

The following table provides information regarding the compensation of the Company’s non-employee directors for the year ended December 31, 2011:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Current Directors
Stanley Gilbert (2)	$ 1,000	$ ─	$ 17,900	$ ─	$ ─	$ ─	$ 18,900
Jeffrey Holtmeier(3)	$ 1,000	$ ─	$ 19,900	$ ─	$ ─	$ ─	$ 20,900
David Welch (4)	$ 1,000	$ ─	$ 50,500	$ ─	$ ─	$ ─	$ 51,500

Former Directors
Kurt Amundson (5)	$ ─	$ ─	$ 50,500	$ ─	$ ─	$ ─	$ 50,500
Francis Elenio (6)	$ ─	$ ─	$ 50,500	$ ─	$ ─	$ ─	$ 50,500

(1)
The amounts provided in this column represent the aggregate grant date fair value of option awards granted to the Companies’ directors in the fiscal year ended December 31, 2011, as calculated in accordance with FASB ASC Topic 718, Stock Compensation. The aggregate number of option awards outstanding for each director as of December 31, 2011, is as follows: Mr. Gilbert 1,000,000; Mr. Holtmeier 1,000,000; and Mr. Welch 1,225,000.

(2)
Mr. Gilbert received a stock option grant on November 7, 2011, to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price of $0.023 per share. The shares vest quarterly over three years and have a seven-year life from the date of grant.

(3)
Mr. Holtmeier received a stock option grant on August 11, 2011, to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price of $0.025 per share. The shares vest quarterly over three years and have a seven-year life from the date of grant.

(4)
Mr. Welch received a stock option grant on January 28, 2011, to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price of $0.06 per share. The shares vest quarterly over three years and have a seven-year life from the date of grant.

(5)
Mr. Amundson received a stock option grant on January 28, 2011, to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price of $0.06 per share. Mr. Amundson resigned from the Board on July 10, 2011, and the shares of Common Stock subject to the option were returned to the plan.

(6)
Mr. Elenio received a stock option grant on January 28, 2011, to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price of $0.06 per share. Mr. Elenio resigned from the Board on October 19, 2011, and the shares of Common Stock subject to the option were returned to the plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of September 28, 2012, with respect to the beneficial ownership of (i) any person known to be the beneficial owner of more than 5% of any class of voting securities of the Company, (ii) each director and director nominee of the Company, (iii) each of the current executive officers of the Company named in the Summary Compensation Table under the heading "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.  Except as indicated in the footnotes to this table (i) each person has sole voting and investment power with respect to all shares attributable to such person and (ii) each person’s address is c/o Communication Intelligence Corporation, 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065-1413. The amounts are not stated in thousands.

	Common Stock		Series A-1 Preferred Stock		Series B Preferred Stock		Series C Preferred Stock
Name of Beneficial Owner	Number of Shares (1)	Percent Of Class (1)	Number of Shares (2)	Percent Of Class (2)	Number of Shares (3)	Percent Of Class (3)	Number of Shares (4)	Percent Of Class (4)
Andrea Goren (5)	348,704,291	67.8%	−	−	5,703,261	59.6%	1,690,546	42.6%
Philip S. Sassower (6)	348,011,105	67.7%	−	−	5,679,002	59.36%	1,717,276	42.2%
Stanley Gilbert (7)	40,080,057	15.6%	−	−	121,292	1.3%	344,980	8.7%
Jeffrey Holtmeier (8)	1,333,600	*	−	−	−	−	−	−
David E. Welch (9)	658,500	*	−	−	−	−	−	−
William Keiper (10)	22,878,792	9.3%	-	−	−	−	214,733	5.4%
All directors and executive officers as a group (6 persons) (11)	417,554,062	72.5%	−	−	5,824,553	60.0%	2,250,299	56.6%
5% Shareholders
Phoenix Venture Fund LLC (12)	327,842,214	66.4%	−	−	5,679,002	59.3%	1,677,679	42.2%
Michael W. Engmann (13)	64,421,385	23.3%	651,819	71.2%	1,588,380	16.6%	231,848	5.8%
___________
*           Less than 1%.

1.
Shares of Common Stock beneficially owned and the respective percentages of beneficial ownership of Common Stock assumes the exercise or conversion of all options, warrants and other securities convertible into Common Stock, including shares of Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of September 28, 2012. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days of September 28, 2012, or securities convertible into Common Stock within 60 days of September 28, 2012 are deemed outstanding and held by the holder of such shares of Common Stock, options, warrants, or other convertible securities, including shares of Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, for purposes of computing the percentage of outstanding Common Stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding Common Stock beneficially owned by any other person. The percentage of beneficial ownership of Common Stock beneficially owned is based on 224,473,860 shares of Common Stock, 915,625 shares of Series A-1 Preferred Stock, 9,570,180 shares of Series B Preferred Stock and 3,972,584 shares of Series C Preferred Stock outstanding as of September 28, 2012. The shares of Common Stock beneficially owned and the respective percentages of beneficial ownership of Common Stock stated in these columns assume conversion of shares of Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

2.
Each outstanding share of Series A-1 Preferred Stock is presently convertible into 7.1429 shares of Common Stock. The shares of Series A-1 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-1 Preferred Stock stated in these columns reflect ownership of shares of Series A-1 Preferred Stock, and not shares of Common Stock issuable upon conversion of shares of Series A-1 Preferred Stock at this ratio. The percentage of beneficial ownership of Series A-1 Preferred Stock beneficially owned is based on 915,625 shares of Series A-1 Preferred Stock outstanding as of September 28, 2012.

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3.
Each outstanding share of Series B Preferred Stock is presently convertible into 23.0947 shares of Common Stock. The shares of Series B Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series B Preferred Stock stated in these columns reflect ownership of shares of Series B Preferred Stock, and not shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock at this ratio. The percentage of beneficial ownership of Series B Preferred Stock beneficially owned is based on 9,570,180 shares of Series B Preferred Stock outstanding as of September 28, 2012.

4.
Each outstanding share of Series C Preferred Stock is presently convertible into 44.444 shares of Common Stock. The shares of Series C Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series C Preferred Stock stated in these columns reflect ownership of shares of Series C Preferred Stock, and not shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock at this ratio. The percentage of beneficial ownership of Series C Preferred Stock beneficially owned is based on 3,972,584 shares of Series C Preferred Stock outstanding as of September 28, 2012.

5.
Represents (a) 58,595,054 shares of Common Stock (b) 2,251,500 shares issuable upon the exercise of options exercisable within 60 days of September 28, 2012, (c) 131,715,101 shares of Common Stock issuable upon the conversion of 5,703,261 shares of Series B Preferred Stock (d) 75,134,632 share of Common Stock issuable upon the conversion of 1,690,546 shares of Series C Preferred Stock and (e) 81,008,004 shares of Common Stock issuable upon the exercise of warrants (see table below for details), including securities beneficially owned by Phoenix, SG Phoenix Ventures LLC, SG Phoenix LLC and Phoenix Banner Holdings LLC. Please see footnote 12 below for information concerning Phoenix’s beneficial ownership.

	Common Shares	Stock Options	Series B Preferred Stock As If Converted to Common Stock	Series C Preferred Stock As If Converted to Common Stock	Series B Preferred Stock	Series C Preferred Stock	Warrants
Andrea Goren	19,000	2,251,500
Andax, LLC	−	−	560,277	571,867	24,259	12,867	1,189,464
SG Phoenix Ventures	2,792,492
SG Phoenix							10,714,414
Phoenix Venture Fund	55,783,562		131,154,824	74,562,765	5,679,002	1,677,679	63,548,571
Phoenix Banner Holdings							5,555,555
	58,595,054	2,251,500	131,715,101	75,134,632	5,703,261	1,690,546	81,008,004

Mr. Goren is managing member Andax LLC and disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. Along with Mr. Sassower, Mr. Goren is the co-manager of SG Phoenix Ventures LLC, which has the power to vote and dispose of the shares held by Phoenix and, accordingly, Mr. Goren may be deemed to be the beneficial owner of the shares owned by Phoenix. SG Phoenix Ventures LLC, Mr. Goren and Mr. Sassower each disclaim beneficial ownership of the shares owned by Phoenix, except to the extent of their respective pecuniary interests therein. Mr. Goren’s address is 110 East 59th Street, Suite 1901, New York, NY 10022.

6.
Represents (a) 58,576,054 shares of Common Stock held by Mr. Sassower (b) 583,500 shares issuable to Mr. Sassower upon the exercise of options exercisable within 60 days of September 28, 2012, and (c) 131,154,824 shares of Common Stock issuable upon the conversion of 5,679,002 shares of Series B Preferred Stock (d) 76,322,632 share of Common Stock issuable upon the conversion of 1,717,276 shares of Series C Preferred Stock and (e) 81,374,095 shares of Common Stock issuable upon the exercise of warrants (see table below for details), including securities beneficially owned by Phoenix, SG Phoenix Ventures LLC, SG Phoenix LLC, Phoenix Banner Holdings LLC and Phoenix Enterprises Family Fund. Please see footnote 12 below for information concerning shares of Common Stock beneficially owned by Phoenix. Along with Mr. Goren, Mr. Sassower is the co-manager of SG Phoenix Ventures LLC, which has the shared power to vote and dispose of the shares of Common Stock held by Phoenix and, accordingly, Mr. Sassower may be deemed to be the beneficial owner of the shares owned by Phoenix. SG Phoenix Ventures LLC, Mr. Goren and Mr. Sassower each disclaim beneficial ownership of the shares owned by Phoenix, except to the extent of their respective pecuniary interests therein. In addition to the shares beneficially owned by Phoenix, Mr. Sassower owns 2,055,556 shares of Common Stock. Mr. Sassower’s address is 110 East 59th Street, Suite 1901, New York, NY 10022.

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	Common Shares	Stock Options	Series B Preferred Stock As If Converted to Common Stock	Series C Preferred Stock As If Converted to Common Stock	Series B Preferred Stock	Series C Preferred Stock	Warrants
Philip Sassower		583,500
SG Phoenix Ventures LLC	2,792,492
SG Phoenix LLC							10,714,414
Phoenix Venture Fund	55,783,562		131,154,824	74,562,765	5,679,002	1,677,679	63,548,571
Phoenix Enterprises Family Fund LLC				1,759,867		39,597	1,555,555
Phoenix Banner Holdings							5,555,555
	58,576,054	583,500	131,154,824	76,322,632	5,679,002	1,717,276	81,374,095

7.
Represents (a) 7,693,386 shares of Common Stock, (b) 14,002,877 shares of Common Stock issuable upon the exercise of warrants, (c) 250,300 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of September 28, 2012, (d) 2,801,202 shares of Common Stock issuable upon the conversion of 121,292 shares of Series B Preferred Stock, and (e) 15,332,291 shares of Common Stock issuable upon the conversion of 344,980 shares of Series C Preferred Stock (see table below for details).  As manager of Galaxy LLC, Mr. Gilbert has the power to vote and dispose of the shares of Common Stock held by Galaxy LLC, and, accordingly, Mr. Gilbert may be deemed to be the beneficial owner of the shares owned by Galaxy LLC.

	Common Shares	Stock Options	Series B Preferred Stock As If Converted to Common Stock	Series C Preferred Stock As If Converted to Common Stock	Series B Preferred Stock	Series C Preferred Stock	Warrants
Stanley Gilbert	3,734,749	250,300	2,801,202	15,332,291	121,292	344,980	14,002,877
Stanley Gilbert P.C.	28,485	−
Galaxy LLC	1,783,035
Mrs. Gilbert	2,147,117
	7,693,386	25,300	2,801,202	15,332,291	121,292	344980	14,002,877

8.
Represents (a) 333,600 shares of Common Stock issuable upon the exercise of options exercisable within 60 days September 28, 2012 and (b) 1,000,000 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days of September 28, 2012, beneficially owned by China U.S. Business Development, LLC (“CUBD”).  As manager of CUBD, Mr. Holtmeier has the power to vote and dispose of the shares of Common Stock held by CUBD and, accordingly, Mr. Holtmeier may be deemed to be the beneficial owner of the shares owned by CUBD.

9.	Represents 658,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of September 28, 2012.

10.
Represents (a) 4,666,658 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of September 28, 2009 (b) 9,545,371 shares issuable upon the conversion of 214,773 shares of Series C Preferred Stock, and (b) an aggregate of 8,666,667 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of September 28, 2012, beneficially owned by FirstGlobal Partners LLC (“FirstGlobal”). As manager of FirstGlobal, Mr. Keiper has the power to vote and dispose of the shares of Common Stock held by FirstGlobal and, accordingly, Mr. Keiper may be deemed to be the beneficial owner of the shares owned by FirstGlobal.

11.
Includes shares of Common Stock beneficially owned by Phoenix. Please see footnote 12 below for information concerning shares of Common Stock beneficially owned by Phoenix. Mr. Sassower and Mr. Goren are the co-managers of SG Phoenix Ventures LLC, which has the shared power to vote and dispose of the shares of Common Stock held by Phoenix and, accordingly, Mr. Sassower and Mr. Goren may be deemed to be the beneficial owner of the shares owned by Phoenix. SG Phoenix Ventures LLC, Mr. Sassower and Mr. Goren each disclaim beneficial ownership of the shares owned by Phoenix, except to the extent of their respective pecuniary interests therein. The amount stated above includes 2,835,000 shares issuable upon the exercise of options within 60 days September 28, 2012.

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12.
Represents (a) 58,576,054 shares of Common Stock, (b) 63,548,571 shares of Common Stock issuable upon the conversion of warrants (c) 131,154,824 share of Common Stock issuable upon the conversion of 5,679,022 shares of Series B Preferred stock and (d) 74,562,765 shares of Common Stock issuable upon the conversion of 1,677,679 shares of Series C Preferred Stock. See the following table for more detail.

	Common Shares	Warrants	Series B Preferred Stock As If Converted to Common Stock	Series C Preferred Stock As If Converted to Common Stock	Series B Preferred Stock	Series C Preferred Stock
Phoenix Venture Fund LLC	55,783,562	63,548,571	131,154,824	74,562,765	5,679,002	1,677,679
SG Phoenix Ventures LLC	2,792,492
	58,576,054	63,548,571	131,154,824	74,562,765	5,679,002	1,677,679

SG Phoenix Ventures LLC is the Managing Member of Phoenix, with the power to vote and dispose of the shares of Common Stock held by Phoenix. Accordingly, SG Phoenix Ventures LLC may be deemed to be the beneficial owner of such shares. Andrea Goren is the co-manager of SG Phoenix Ventures LLC, has the shared power to vote and dispose of the shares of Common Stock held by Phoenix and, as such, may be deemed to be the beneficial owner of the shares of Common Stock owned by Phoenix and by SG Phoenix LLC, of which he is a member. Philip Sassower is the co-manager of SG Phoenix Ventures LLC, has the shared power to vote and dispose of the shares of Common Stock held by Phoenix and, as such, may be deemed to be the beneficial owner of the shares of Common Stock owned by Phoenix and by SG Phoenix LLC, of which he is a member. SG Phoenix Ventures LLC, Mr. Goren and Mr. Sassower each disclaim beneficial ownership of the shares owned by Phoenix, and Mr. Goren and Mr. Sassower each disclaim beneficial ownership of the shares owned by SG Phoenix LLC, except to the extent of their respective pecuniary interests therein. The address of these stockholders is 110 East 59th Street, Suite 1901, New York, NY 10022.

13.
Represents (a) 12,778,049 shares of Common Stock, (b) 4,655,878 shares of Common Stock issuable upon the conversion of 651,819 shares of Series A-1 Preferred Stock, (c) 36,683,160 shares of Common Stock issuable upon the conversion of 1,588,380 shares of Series B Preferred Stock; and (d) 10,304,299 shares of Common Stock issuable upon the conversion of 231,848 shares of Series C Preferred Stock (see table below for details). Mr. Engmann is a managing member of both KENDU Partners Company and MDNH Partners L.P. Mr. Engmann disclaims beneficial ownership of the shares owned by KENDU Partners Company and KENDU Partners L.P, except to the extent of his respective pecuniary interests therein. Mr. Engmann’s address is 220 Bush Street, No. 660, San Francisco, CA 94104.

	Common Shares	Series A-1 Preferred Stock As If Converted to Common Stock	Series B Preferred Stock As If Converted to Common Stock	Series C Preferred Stock As If Converted to Common Stock	Series A-1 Preferred Stock	Series B Preferred Stock	Series C Preferred Stock
Michael Engmann	7,493,345	39,186	25,189,135	5,152,126	5,486	1,090,689	115,924
KENDU Partners Company	1,243,564	3,203,426	3,063,119	−	448,477	132,633
MDNH Partners L.P.	4,041,140	1,413,266	8,430,905	5,152,173	197,856	365,058	115,924
	12,778,049	4,655,878	36,683,160	10,304,299	651,819	1,588,380	231,848

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PROPOSAL 2
AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF CAPITAL STOCK FROM 1,050,000,000 TO 1,536,000,000

At the Annual Meeting, stockholders will be asked to consider and vote upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of capital stock from 1,050,000,000 to 1,536,000,000. Of these authorized shares, 1,500,000,000 will be designated as Common Stock, 2,000,000 will be designated as Series A-1 Preferred Stock, 14,000,000 will be designated as Series B Preferred Stock, 9,000,000 will be designated Series C Preferred Stock, 3,000,000 will be designated as Series D-1 Convertible Preferred Stock (“Series D-1 Preferred Stock”) and 8,000,000 will be designated Series D-2 Convertible Preferred Stock (“Series D-2 Preferred Stock”). The Board of Directors has unanimously approved the Charter Amendment, believes the Charter Amendment is in the best interests of the Company and its stockholders for the reasons set forth below, and recommends that the stockholders approve the Charter Amendment. The Charter Amendment will allow the Company to complete the Offering as described below and have additional shares of stock available for possible future capital raising activities as approved by the Board of Directors. As of the date hereof, no transactions other than the Offering are presently being contemplated.

The complete text of the form of the Charter Amendment is set forth in Appendix A to this proxy statement. The Charter Amendment is subject to revision for such changes as may be required by the Delaware Secretary of State and other changes consistent with this proposal that we may deem necessary or appropriate.

The Offering

On September 14, 2012, the Company entered into subscription agreements (each a “Subscription Agreement,” and, collectively, the “Subscription Agreements”) with 40 accredited investors (each an “Investor,” and collectively, the “Investors”) whereby the Investors are obligated, subject to the satisfaction of closing conditions, to invest an aggregate of approximately $2.2 million, which aggregate investment amount was divided evenly between two closings. Each Investor paid 50% of the total amount of funds committed to the Company at a closing held on September 14, 2012 (the “Note Closing”), and, in return, the Company issued to each such Investor a convertible promissory note (each a “Note,” and, collectively, the “Notes”), which Notes are automatically convertible into shares of Series D-2 Preferred Stock provided the Final Closing (as defined below) occurs prior to December 31, 2012.  Subject to the satisfaction of certain closing conditions, the remaining 50% of each Investor’s commitment will paid to the Company at a subsequent closing (the “Final Closing”), and, in return, the Company will issue shares of Series D-2 Preferred Stock to such Investor.  The aggregate amount of principal and accrued interest of the Notes also will be automatically converted into shares of Series D-2 Preferred Stock at the Final Closing.  The shares of Series D-2 Preferred Stock will be convertible initially into shares of the Company’s Common Stock at a conversion price equal to $0.05 per share (subject to adjustment).  In addition to the sale and issuance of shares of Series D-2 Preferred Stock at the Final Closing and the issuance of Series D-2 Preferred Stock upon conversion of the Notes at the Final Closing, approximately $1.05 million of Company indebtedness currently outstanding will be automatically converted at the Final Closing into approximately 1.05 million shares of Series D-2 Preferred Stock.  In addition, at the Final Closing (assuming such closing occurs by December 31, 2012), under the terms of an Agreement to Amend and Convert Convertible Promissory Notes (“Agreement to Amend and Convert”), approximately $1.1 million of indebtedness currently outstanding will be converted at the Final Closing into shares of Series D-1 Preferred Stock (the “Series D-1 Preferred Stock”) equal to approximately 1.1 million shares of Series D-1 Preferred Stock, which shares of Series D-1 Preferred Stock are convertible into shares of Common Stock at a conversion price equal to $0.0225 per share (subject to adjustment).  Except for where differences in rights, preferences, and privileges between the Series D-1 Preferred Stock and Series D-2 Preferred Stock require references to the Series D-1 Preferred Stock or Series D-2 Preferred Stock, as the case may be, the Series D-1 Preferred Stock and Series D-2 Preferred Stock are referred to collectively herein as the “Series D Preferred Stock.” Proceeds from the offering will be used for working capital purposes and to pay off approximately $325,000 in the form of demand notes plus accrued interest, including approximately $275,000 of indebtedness to affiliates of the Company.

Stockholder approval of the Charter Amendment will require the approval of (i) the holders representing a majority of Common Stock voting separately as a class, (ii) the holders representing a majority of Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as a class (on an as-converted basis), (iii) the holders representing a majority of Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as a class, (iv) the holders representing a majority of the Series B Preferred Stock voting separately as a class, and (v) the holders representing a majority of the Series C Preferred Stock voting separately as a class.  Approvals (iii), (iv) and (v) in the preceding sentence have already been obtained.

In connection with the authorization of the Series D-1 Preferred Stock and Series D-2 Preferred Stock, the Company’s necessary majorities of the holders of the Company’s Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock have already approved (1) amendments to the certificates of designation for the Company’s Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, and (2) a Certificate of Designation for the Series D Preferred Stock.  Under the terms of the Company’s Amended and Restated Certificate of Incorporation, the right of the holders of the Company’s Common Stock are entitled to vote on such certificates of designation.

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The rights, powers and preferences of the shares of Series D-1 Preferred Stock and Series D-2 Preferred Stock to be issued in the Offering are summarized below. The Company expects the Offering to be consummated promptly after the Annual Meeting if the requisite majorities of stockholders described above approve Proposal 2.

Description of Series D Preferred Stock

The rights, preferences, powers and restrictions of the Series D Preferred Stock are summarized below:

Authorized Shares and Liquidation Preference.  The number of authorized shares of Series D-1 Preferred Stock will be 3,000,000, and the number of authorized shares of Series D-2 Preferred Stock will be 8,000,000. The shares of Series D Preferred Stock will have a liquidation preference $1.00 plus any accrued and unpaid dividends.

Ranking.  The Series D Preferred Stock will rank senior to our outstanding Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and all shares of Common Stock with respect to dividend rights and rights on liquidation, winding-up and dissolution.

Dividends.  The Series D Preferred Stock will accrue dividends at the rate of 10% per annum, payable quarterly commencing December 31, 2012, in cash or additional shares of Series D Preferred Stock valued at $1.00 per share. No dividends will be paid on the Company’s Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock so long as any dividends on the Series D Preferred Stock remain unpaid and any dividend other than required dividends are subject to the protective provisions set forth below.

Liquidation.  In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series D Preferred Stock will be entitled to receive, in preference to all other shares of the Company’s capital stock, liquidating distributions in the amount of $1.00 per share plus any accrued dividends. After receipt of the liquidation preference by the holders of Series D Preferred Stock and after payment of the Series C Preferred Stock, Series B Preferred Stock and Series A-1 Preferred Stock liquidation preferences, the shares of Series C Preferred Stock, Series B Preferred Stock, and Series A-1 Preferred Stock will participate with the Common Stock in remaining liquidation pro rata on an as-converted basis. A merger or consolidation (other than one in which the then current stockholders own a majority of the voting power in the surviving or acquiring corporation) or a sale, lease transfer, exclusive license or other disposition of all or substantially all of the assets of the Company will be treated as a liquidation event triggering the liquidation preference.

Voting Rights.  Holders of the Series D-1 Preferred Stock and Series D-2 Preferred Stock will vote together with the holders of Common Stock and the holders of Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock on an as-converted basis on all matters brought before the stockholders.  Each share of Series D-1 Preferred Stock will be convertible into Common Stock at an initial conversion price of $0.0225 per share, which means that holders of Series D-1 Preferred Stock will have approximately 44.444 votes for each share of Series D-1 Preferred Stock held by them when voting on an as-converted basis.  Each share of Series D-2 Preferred Stock will be convertible into Common Stock at an initial conversion price of $0.05 per share, when means that holders of Series D-2 Preferred Stock will have 20 votes for each share of Series D-2 Preferred held by them when voting on an as-converted basis.  In addition, holders of the Series D Preferred Stock are entitled to vote separately as a class in connection with the protective provisions described below and as otherwise required by law or the Company’s Amended and Restated Certificate of Incorporation.

Protective Provisions.  So long as 20% shares of Series D Preferred Stock issued in the Offering are outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, subdivision or other similar recapitalization affecting such shares), in addition to any other vote or approval required under the Company’s certificate of

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incorporation (“Charter”) or by applicable law, the Company will not, without the written consent or affirmative vote of holders of at least a majority of the then outstanding shares of the Series D Preferred Stock, either directly or indirectly by amendment, merger, consolidation, or otherwise:

(i)
liquidate, dissolve or wind-up the business and affairs of the Company or any subsidiary, or effect any sale or disposition of all or a significant portion of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other similar transaction or consent to any of the foregoing;

(ii)	amend, alter or repeal any provision of the Charter or Bylaws of the Company; or

(iii)
authorize, create, designate or issue any equity securities or securities convertible into equity securities with equal or superior rights, preferences or privileges to those of the Series D Preferred Stock (including, debt that is convertible into capital stock and redeemable preferred stock that is not treated as Common Stock for tax purposes) or, other than the issuance of shares of Common Stock on exercise or conversion of securities outstanding on the closing date of the transactions, issue any shares of Common Stock or securities convertible into or exercisable (directly or indirectly) for Common Stock if at such time (or after giving effect to such issuance) the Company does not have sufficient shares of Common Stock available out of its authorized but unissued stock for the purpose of effecting the conversion of the Series D Preferred Stock into Common Stock and the exercise and conversion of all other securities convertible or exercisable (directly or indirectly) for Common Stock;

(iv)	increase or decrease the number of authorized shares of Series D Preferred Stock or of any additional class or series of capital stock;

(v)	reclassify, alter or amend any existing security that is junior to or on parity with the Series D Preferred Stock;

(vi)
purchase or redeem, or declare or pay any dividends on, any capital stock or securities convertible or exchangeable into shares of capital stock, other than dividends required to be paid on shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A-1 Preferred Stock under the terms of the certificates of designation for such stock;

(vii)	incur any indebtedness, including capital leases, other than trade payables incurred in the ordinary course of business;

(viii)	create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary of the Company or dispose of any subsidiary stock or all or a significant portion of any subsidiary assets;

(ix)	increase or decrease the size of the Board of Directors of the Company;

(x)	make any material alteration to the Company’s business plan; or

(xi)
except as otherwise approved by the Board of Directors, including a majority of the Preferred Stock Directors, authorize or adopt any stock option plan, restricted stock plan, stock incentive plan or other employee benefit plan or increase the number of shares of Common Stock issuable under any such plan in effect on the closing date of the transactions.

Conversion Rights.  Each share of Series D-1 Preferred Stock and each share of Series D-2 Preferred Stock will initially convert into Common Stock at a conversion price of $0.0225 per share and a conversion price of $0.05 per share, respectively, at any time at the option of the holder, subject to adjustments for stock dividends, splits, combinations and similar events.

Mandatory Conversion.  Each share of Series D-2 Preferred Stock will automatically be converted into Common Stock at the then applicable conversion price upon the written consent of holders representing a majority of the shares of Series D-2 Preferred Stock then outstanding.  Each share of Series D-1 Preferred Stock will automatically be converted into Common Stock at the then applicable conversion price upon the written consent of holders representing a majority of the

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shares of Series D-1 Preferred Stock then outstanding. Each share of Series D-1 and D-2 Preferred Stock will automatically be converted into Common Stock at the then applicable conversion price upon the written consent of holders representing a majority of the shares of Series B Preferred Stock then outstanding with respect to the automatic conversion of the Series B Preferred Stock.

Final Closing. The target date for the Final Closing is November 15, 2012, and will be subject to satisfaction of, among other things, the following conditions:

(i)
approval of the Company’s Board of Directors, and approval of a Special Committee of the Company’s Board of Directors comprised solely of disinterested directors, i.e., directors with no interest in the Offering (which approval has been obtained);

(ii)
execution and delivery of the Agreement to Amend and Convert by holders of certain outstanding convertible promissory notes, converting the principal and accrued interest on such notes to shares of Series D-1 Preferred Stock (which approval has been obtained);

(iii)	approval of the Charter Amendment by the holders representing a majority of Common Stock voting separately as a class;

(iv)
approval of the Charter Amendment by the holders representing a majority of Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as a class (on an as-converted basis);

(v)	the filing of the Charter Amendment and the certificates of designation for each series of preferred stock with the Delaware Secretary of State;

(vi)	conversion of all currently outstanding convertible promissory notes; and

(vii)	no material adverse change regarding the Company between December 31, 2011, and the date of the Final Closing.

Purpose of the Increase in Number of Authorized Shares of Capital Stock

Currently, the Company’s Charter authorizes the issuance of 1,074,500,000 shares of capital stock, 1,050,000,000 of which are designated as Common Stock and 24,500,000 of which are designated as Preferred Stock. The Company has previously designated 2,000,000 shares as Series A-1 Preferred Stock, 14,000,000 shares of Series B Preferred Stock, and 4,100,000 shares of Series C Preferred Stock. As of the record date, there were 224,473,860 shares of Common Stock outstanding, 915,625 shares of Series A-1 Preferred Stock convertible into 6,540,218 shares of Common Stock, 9,570,180 shares of Series B Preferred Stock convertible into 221,020,436 shares of Common Stock, 3,972,584 shares of Series C Preferred Stock convertible into 176,559,112 shares of Common Stock and 196,833,021 shares of Common Stock reserved for issuance under outstanding compensation plans, options or warrants. Accordingly, the current authorized but unissued and unreserved shares of Common Stock and Preferred Stock is insufficient to effectuate the Offering. The Company must amend its Charter to provide it with sufficient authorized shares of Common Stock and Preferred Stock to complete the Offering and provide it with additional shares that can be used to make dividend payments on the Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the new shares of Series D Preferred Stock to be issued in the proposed Offering (including converting approximately $ 3.1 million worth of indebtedness into shares of Series D Preferred Stock). In addition, amending the Charter will allow the Company to have additional shares of capital stock for future capital raising activities and other transactions that may be deemed advisable and in the best interests of the Company and its stockholders.

The Board of Directors has unanimously determined that Proposal 2 is desirable and in the stockholders’ best interest, since, among other things, it will permit us to consummate the Offering. The Board of Directors recommends that the stockholders approve the amendment of the Certificate of Incorporation to increase the number of authorized shares of capital stock.

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Effects of Approval of the Increase in the Number of Authorized Shares of Capital Stock

If stockholders approve Proposal 2, the Company intends to complete the Offering subject to the satisfaction of the conditions described above and other customary closing conditions. If the Offering is consummated, the Company will issue approximately 1,111,929 shares of Series D-1 Preferred and 3,264,316hares of Series D-2 Preferred Stock in connection with the Offering, which are convertible into approximately 114,705,387 shares of Common Stock. The Company currently has outstanding 224,473,860 shares of Common Stock, 915,625 shares of Series A-1 Preferred Stock (which have voting power equal to 6,540,218 shares of Common Stock), 9,570,180 shares of Series B Preferred Stock (which have voting power equal to 221,020,436 shares of Common Stock), 3,972,584 shares of Series C Preferred Stock (which have voting power equal to 176,559,112 shares of Common Stock). Assuming 1,111,929 shares of Series D-1 Preferred Stock and 3,246,316 shares of Series D-2 Preferred Stock are issued in the Offering, on an as-converted basis, such shares will equal approximately 15.4 % of the outstanding voting shares of the Company as of the anticipated closing date. The effect of the Offering will be to significantly dilute the existing holders of Common Stock.

Upon consummation of the Offering, the Company will not have any short term debt and will have approximately $1.6 million in additional working capital to fund the Company’s operations. The table below shows the capitalization of the Company as of June 30, 2012, on an actual and pro forma basis giving effect to the consummation of the Offering as if the Offering had been completed as of June 30, 2012, assuming 1,111,929 million shares of Series D-1 Preferred Stock and 3,264,316 shares of Series D-2 Preferred Stock are issued in connection with the Offering.

COMMUNICATION INTELLIGENCE CORPORATION
CAPITALIZATION
Actual and Pro Forma as of June 30, 2012

	As of June 30, 2012 Before the Offering	Adjusted	As of June 30, 2012 After the Offering
SHARES AUTHORIZED
Total Preferred Stock authorized	24,200,000	11,800,000	36,000,000
Total Preferred Stock designated Series A-1	2,000,000		2,000,000
Total Preferred Stock designated Series B	14,000,000		14,000,000
Total Preferred Stock Series C	4,100,000	4,900,000	9,000,000
Total Preferred Stock Series D-1		3,000,000	3,000,000
Total Preferred Stock Series D-2		8,000,000	8,000,000
Total unallocated Preferred Shares	4,100,000	(4,100,000)	-
Total Common Stock authorized	1,050,000,000	450,000,000	1,500,000,000
COMMON AND PREFERRED STOCK OUTSTANDING
Series A-1 Convertible Preferred issued and outstanding (8% coupon)	915,625		915,625
Series B Convertible Preferred, issued and outstanding (10% coupon)	9,570,180		9,570,180
Series C Convertible Preferred, issued and outstanding (10% coupon)	3,972,583		3,972,583
Series D-1 Convertible Preferred, issued and outstanding (10% coupon)		1,111,929	1,111,929
Series D-2 Convertible Preferred issued and outstanding (10% coupon)		3,264,316	3,264,316
Common Stock issued and outstanding	224,503,503		224,503,503
Treasury Shares	6,500,000		6,500,000
COMMON STOCK OUTSTANDING FULLY DILUTED
Series A-1 Convertible Preferred on an as-if-converted basis	6,540,218		6,540,218
Series B Convertible Preferred on an as if converted basis	221,020,436		221,020,436
Series C Convertible Preferred on an as if converted basis	176,559,068		176,559,068
Series D-1 Convertible Preferred on an as if converted basis	−	49,419,067	49,419,067
Series D-2 Convertible Preferred on an as if converted basis		65,286,320	65,286,320
Common Stock issued and outstanding	224,503,503		224,503,503
Stock options outstanding	46,939,767		46,939,767
Warrants outstanding	149,893,254		149,893,254
Warrants issued to SG Phoenix LLC, exercise price $0.05		3,000,000	3,000,000
Total shares outstanding on a fully diluted basis	825,456,246	117,705,387	943,161,633

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Unaudited Pro Forma Financial Information

The following selected unaudited pro forma financial information has been presented to give effect to and show the pro forma impact of the Offering on our balance sheet as of the three-month period ended June 30, 2012, and also describes the pro forma impact of the Offering on our operations for the fiscal year ended December 31, 2011, and the six-month period ended June 30, 2012.

The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results of operations that would have been realized had the Offering been completed as of the dates indicated or that will be realized in the future if the Offering is consummated. The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, our historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, which in part is incorporated by reference into this proxy statement and our Quarterly Report on Form 10-Q for the three month period ended June 30, 2012, each of which is filed with the SEC.

Our unaudited pro forma consolidated balance sheet as of June 30, 2012, has been presented as if the Offering had been completed on June 30, 2012. Our pro forma consolidated statements of operations for the year ended December 31, 2011 and for the three month period ended June 30, 2012, have been presented as if the Offering had been completed on January 1, 2011, and 2012, respectively.

We have further assumed that the Offering will occur on the terms described in this proxy statement. There can be no assurances that the foregoing assumptions will be realized, including the amount of the indebtedness to be converted in the Offering and the number of shares of Series D-1 and D-2 Preferred Stock to be sold in the Offering.

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COMMUNICATION INTELLIGENCE CORPORATION
Balance Sheet as of June 30, 2012
(Unaudited)
(In thousands, except per share amounts)

	Actual	Adjustments for Recapitalization and Offering	Pro Forma
Assets
Current assets
Cash (1)	$501	$1,674		$2,175
Accounts Receivable	337			337
Prepaid Expenses	33			33
Total Current Assets	871	$1,674		$2,554
Property and equipment, net	26			26
Patents, net	1,837			1,837
Capitalized software development costs, net	3			3
Other assets	29			29
Total assets	$2,766	$1,674		$4,440
Liabilities and Stockholders’ Equity
Current Liabilities
Short-term debt (1) (2)	$2,179	$(2,179)	$	−
Accounts payable	241			241
Accrued compensation	251			251
Other accrued liabilities (1) (2)	176	(101)		75
Deferred revenue	595			595
Total current liabilities	3,442	(2,294)		1,162
Deferred revenue long-term	298			298
Deferred rent	134			134
Derivative liability (4)	225	7		232
Total Liabilities	4,099	(2,287)		1,826
Stockholders’ Equity
Series A-1 Convertible Preferred	916			916
Series B Convertible Preferred	7,699			7,699
Series C Convertible Preferred	4,550			4,550
Series D Convertible Preferred (1) (2) (3)	−	5,357		5,357
Common Stock	2,309			2,309
Treasury stock	(325)			(325)
Additional paid in capital (3)	96,961	(1,430)		95,531
Accumulative deficit (2)	(113,404)	20		(113,384)
Accumulative other comprehensive loss	(39)			(39)
Total Stockholders’ equity	(1,333)	3,947		2,614
Total liabilities and stockholders’ equity	$2,766	$1,683		$4,440

(1)
The Offering includes cash of $2,206 for the sale of 2,206 shares of Series D-2 Preferred. The additional funds to be received in the Offering of $1,683 are recorded net of estimated offering costs and expenses of $290 and payment of the demand notes $225 and accrued interest of $17

(2)
In connection with the Offering, the holders of Company indebtedness are exchanging indebtedness of $1,954 (net of a discount of $46) plus accrued interest of $101 for Series D Preferred Stock resulting in an increase to stockholders’ equity of $2,055. Additionally, the discount related to the debt of $46 is charged to accumulated deficit.

(3)
The shares of Series D-1 Preferred Stock are exercisable at $0.0225. For pro forma purposes, management of the Company recorded an estimate of fair value for this Beneficial Conversion Feature (“BCF”) of $1,314. The estimate was recorded based on management’s initial assumptions and preliminary valuation. Upon the actual consummation of the Offering this estimate may change based upon the then current market price and conditions. In addition, the Company recorded an estimated fair value for the BCF on the Series D dividends paid in kind for the six month period ended June 30, 2012, of $116.

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(4)
In connection with the Offering, warrants to purchase shares of Common Stock will be issued to an affiliate of Phoenix as an administrative fee for the Offering. These warrants are classified as a derivative liability. The estimate was recorded based on management’s initial assumptions and preliminary valuation. Upon the actual consummation of the Offering this estimate may change based upon the then current market price and conditions.

COMMUNICATION INTELLIGENCE CORPORATION
Pro Forma Statement of Operations
(Unaudited)
(In thousands, except per share amounts)

	December 31, 2011			June 30, 2012
	Actual	Adjustments for the Offering	Pro Forma	Actual	Adjustments for the offering	Pro Forma
Revenue	$1,546		$1,546	$1,191		$1,191
Cost of sales	663		663	260		260
Research and development	1,498		1,498	805		805
Sales and marketing	1,500		1,500	730		730
General and administrative	2,168		2,168	963		963
Total operating costs	5,829		5,829	2,758		2,758
Operating loss	(4,283)		(4,283)	(1,567)		(1,567)
Interest and other income (expense), net:	(79)		(79)	(6)		(6)
Related party (1)	(21)	21	−	(58)	58	−
Other (1)	(3)	3	−	(23)	23	−
Amortization of loan discount and deferred financing costs:
Related party (1)	(3)	3	−	(8)	8	−
Other (1)	−		−	(9)	9	−
Gain (loss) on derivative liability	(113)	7	(106)	106		106
Net loss	(4,502)		(4,468)	(1,565)		(1,467)
Preferred stock dividends:
Accretion of beneficial conversion feature
Related party (2) (3)	(295)	(754)	(1,049)	(674)	(1,132)	(1,806)
Other (2) (3)	(859)	(116)	(975)	(141)	(182)	(323)
Series A-1 Convertible Preferred related party	(48)		(48)	(25)		(25)
Series A-1 Convertible Preferred other	(19)		(19	(10)		(10)
Series B Convertible Preferred related party	(636)		(636)	(188)		(188)
Series B Convertible Preferred other	(213)		(213)	(60)		(60)
Series C Convertible Preferred related party	(43)		(43)	−		−
Series C Convertible Preferred other	(48)		(48)	−		−
Series D-1 Convertible Preferred related party (4)	−	(25)	(25)	−		−
Series D-1 Convertible Preferred other (4)	−	(333)	(333)	−	(114)	(114)
Net loss attributable to common stockholders	$(6,663)		$(7,857)	$(2,663)		$(3,993)
Basic and diluted loss per share	$(0.03)		$(0.04)	$(0.01)		$(0.02)
Weighted average common shares outstanding basic and diluted	192,032		192,032	222,260		222,260

(1)
Assuming the Offering was consummated as of January 1, 2011 and 2012, interest on debt in the amount $24 and $81, respectively, would not have been incurred by the Company. In addition, the Company would not have recorded amortization of $3 and $17 for the periods ended December 31, 2011, and June 30, 2012.

(2)
Assuming the Offering was consummated as of January 1, 2011 and 2012, respectively, the transactions would result in additional Accretion of BCF on the Series D Preferred Stock of $870 and $1,314, respectively.

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(3)
Assuming the Offering was consummated as of January 1, 2011 and 2012, respectively, the transactions would result in an additional Accretion of BCF on the dividends issued on the Series D-1 Preferred Stock of $89 and $114, respectively.

(4)	Assuming the Offering was consummated on January 1, 2011 and 2012, the Company would record dividends on the Series D Preferred Stock in the amount of $358 and $114, respectively.

Consequences if the Increase in the Number of Authorized Shares of Capital Stock is Not Approved

Approval by the requisite stockholders of the increase in the number of authorized shares of capital stock is a condition to the closing of the Offering. Accordingly, if the required stockholders do not approve Proposal 2, the Investors will not be required to pay the remaining 50% of funds to the Company under the Subscription Agreements. In that event, the Company’s short-term debt, which is estimated to be in the aggregate principal amount of approximately $3.1 million at the time of the Annual Meeting, including $1.1 million incurred at the Note Closing, will remain outstanding.  Of this amount, $2.1 million will mature on December 31, 2012, and $1.0 million will mature on April 22, 2013, at which dates such amounts would become due and payable. If Proposal 2 is not approved, in order to repay such indebtedness at December 31, 2012, the Company would either need to raise additional capital to repay such indebtedness in full or reach a mutually acceptable agreement with the holders of indebtedness maturing on December 31, 2012, regarding an extension or modification of the terms of the existing indebtedness. If Proposal 2 is not approved and the Company cannot pay its indebtedness in full on December 31, 2012, or reach a mutually acceptable agreement with the holders of indebtedness maturing on December 31, 2012, the holders of such indebtedness will have the right to declare all of such indebtedness due and to exercise all of their rights under the agreements under which such indebtedness was originally issued by the Company. Such an action could force the Company to seek the protection of the bankruptcy laws.

Required Vote

     On September 12, 2012, a special committee of the Board (the “Special Committee”) approved the terms of the Offering and the Charter Amendment and recommended the Board approve the Offering and the Charter Amendment. Also on September 12, 2012, following the approval of the Offering and the Charter Amendment by the Special Committee and based upon its recommendation to the Board, the Board of Directors unanimously approved the terms of the Offering and the Charter Amendment, and directed that the Charter Amendment be submitted to the stockholders at the Annual Meeting. Stockholder approval of the Charter Amendment is required before the Offering can be consummated and the Board of Directors unanimously recommends that the stockholders approve the Charter Amendment.

The Charter Amendment will require the approval of (i) the holders representing a majority of Common Stock voting separately as a class, (ii) the holders representing a majority of Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as a class (on an as-converted basis), (iii) the holders representing a majority of Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as a class, (iv) the holders representing a majority of the Series B Preferred Stock voting separately as a class, and (v) the holders representing a majority of the Series C Preferred Stock voting separately as a class.  Approvals (iii), (iv) and (v) in the preceding sentence have already been obtained.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
AMENDMENT TO 2011 STOCK COMPENSATION PLAN

The Board of Directors proposes that the 2011 Stock Compensation Plan (“2011 Plan”) be amended to increase the aggregate number of shares subject to issuance under such plan by 50,000,000 shares from 50,000,000 shares to 100,000,000 shares.

The purpose of the 2011 Plan is to strengthen the ability of the Company to attract and retain well-qualified executive and managerial personnel, provide additional incentive to its employees and encourage stock ownership in the Company so that its participants will have a proprietary interest in the Company.  Under the 2011 Plan, a total of 50,000,000 shares are currently reserved for issuance. As of September 28, 2012, 41,750 options have been exercised, options to purchase 43,963,307 shares of Common Stock were outstanding and 5,994,943 shares remain available for future grants.

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During 2011, employees as a group were granted 24,971,257 stock options under the 2011 Plan. As of September 28, 2012, the per share closing price of the shares underlying these options was $0.0524. A copy of the 2011 Plan is attached hereto as Appendix B.

Options granted under the 2011 Plan may be either incentive stock options ("Incentive Options"), which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not qualify as Incentive Options ("Non-Qualified Stock Options"). Under the 2011 Plan, the Committee may grant (i) Incentive Options at an exercise price per share which is not less than the fair market value of a share of Common Stock on the date on which such Incentive Options are granted (and not less than 110% of the fair market value in the case of any optionee who beneficially owns more than 10% of the total combined voting power of the Company) and (ii) Non-Qualified Stock Options at an exercise price per share which is determined by the Committee (and which may not be less than 100% of the fair market value of a share of Common Stock on the date on which such Non-Qualified Stock Options are granted; and not less than 110% of fair market value in the case of an optionee who beneficially owns more than 10% of the total combined voting power of the Company). The 2011 Plan further provides that the maximum period in which options may be exercised will be determined by the Committee, except that Options may not be exercised after the expiration of ten years from the date the Option was initially granted (and in the case of Incentive Options, five years in the case of any optionee who beneficially owns more than 10% of the total combined voting power of the Company). Any option granted under the 2011 Plan will be nontransferable, except by will or by the laws of descent and distribution, and may be exercised upon payment of the option price in cash or by delivery of shares of Common Stock with a fair market value equal to the option price.

Benefits Under Amended 2011 Plan

Future awards under the 2011 Plan are within the discretion of the administrator of the 2011 Plan and therefore are not determinable at this time.  The following table shows the aggregate benefits received by our named executive officers, our executive officers as a group, our non-employee directors as a group and our non-executive officer employees under the 2011 Plan in fiscal 2011:

Name of Individual or Group	Number of Options Granted	Grant Date Fair Value
Philip S. Sassower	1,000,000	$0.051
All current executive officers, as a group	15,000,000	$0.024
All current directors who are not executive officers, as a group	2,000,000	$0.019
All employees, including all officers who are not executive officers, as a group	23,171,257	$0.045

(1)
Based on the grant date fair value of the award on the date of grant. Non-qualified and incentive stock options are granted with an exercise price equal to 100% of the fair market value on the date of grant.

Certain Federal Income Tax Consequences

The following outlines certain federal income tax consequences of the 2011 Option Plan under present law to the Company and participants in such plan.

Incentive Options.  A participant will not realize income (except that the alternative minimum tax may apply), and the Company will not be entitled to a deduction for federal income tax purposes, upon the grant of an Incentive Option, and, if certain requirements of the Code and 2011 Plan are met, upon exercise of an Incentive Option. If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of by the participant within two years from the date of granting of the option or within one year after the date of exercise (a "disqualifying disposition"), the excess, if any, of (i) the amount realized (up to the fair market value of such Common Stock on the exercise date) over (ii) the exercise price, will be ordinary income to the participant, and the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income realized by the participant. The Code limits to $100,000 the value of employee stock subject to Incentive Options that first become exercisable in any one year, based upon the fair market value of the stock on the date of grant. To the extent Options exceed this limit, they are treated as Non-Qualified Stock Options.

Non-Qualified Stock Options. A participant who receives a Non-Qualified Stock Option does not recognize taxable income on the grant of the option. Upon the receipt of shares when a Non-Qualified Stock Option is exercised, a participant

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generally has ordinary income in an amount equal to the excess of the fair market of the shares at the time of exercise over the exercise price paid for the shares.

However, if the participant (i) is an officer or director of the Company or the beneficial owner of more than 10% of the Company's equity securities (in each case, within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an "Insider") and (ii) receives shares upon the exercise of a Non-Qualified Stock Option, the recognition of income (and the determination of the amount of income) is deferred until the earlier of (a) six months after the shares are acquired or (b) the earliest date on which the Insider could sell the shares at a profit without being subject to liability under Section 16(b) of the Exchange Act (six months after the Non-Qualified Stock Option is granted, in the case of an "in-the-money" option). Income is not deferred, however, if such a participant makes a Section 83(b) election at the time he receives the shares. Rather, income is recognized on the date of exercise in an amount equal to the excess of the fair market value of the shares on such date over the exercise price. A Section 83 election must be filed with the Internal Revenue Service within thirty (30) days after an option is exercised.

A participant's tax basis in shares received upon exercise of a Non-Qualified Stock Option is equal to the amount of ordinary income recognized on the receipt of the shares plus the amount of cash, if any, paid upon exercise. The holding period for the shares begins on the day after the shares are received or, in the case of an Insider that has not made a Section 83 election, on the day after the date on which income is recognized by the Insider on account of the receipt of the shares.

The ordinary income recognized by an employee of the Company on account of the exercise of a Non-Qualified Stock Option is subject to both wage withholding and employment taxes. A deduction for federal income tax purposes is allowed to the Company in an amount equal to the amount of ordinary income included in the participant's income, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable and that the Company satisfies any tax reporting obligation that it has with respect to such income.

If a participant exercises a Non-Qualified Stock Option by delivering previously held shares in payment of the exercise price, the participant does not recognize gain or loss on the delivered shares if their fair market value is different from the participant's tax basis in the shares. However, the exercise of the Non-Qualified Stock Option is taxed, and the Company generally is entitled to a deduction, in the same amount and at the same time as if the participant had paid the exercise price in cash. If the participant receives a separate identifiable stock certificate, his tax basis in the number of shares received that is equal to the number of shares surrendered on exercise will be the same, as his tax basis in the shares surrendered. His holding period for such number of shares will include his holding period for the shares surrendered. The participant's tax basis and holding period for the additional shares received upon exercise will be the same as it would if the participant had paid the exercise price in cash.

If a participant receives shares upon the exercise of a Non-Qualified Stock Option and thereafter disposes of the shares in a taxable transaction, the difference between the amount realized on the disposition and the participant's tax basis in the shares is taxed as capital gain or loss (provided the shares are held as a capital asset on the date of disposition), which is long-term or short-term depending on the participant's holding period for the shares.

Required Affirmative Vote

Approval of the amendment will require the approval of (i) the holders representing a majority of the Common and Preferred Stock on an as converted basis voting together, (ii) the holders representing a majority of the Series B Preferred Stock voting separately as a class, and (ii) the holders representing a majority of the Series C Preferred Stock voting separately as a class. Approvals (ii) and (iii) in the preceding sentence have already been obtained.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2011 OPTION PLAN AS SET FORTH IN THIS PROPOSAL 3.

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PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF PMB HELIN DONOVAN, LLP AS THE COMPANY’S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012

The Audit Committee of the Board of Directors has appointed PMB Helin Donovan, LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2012. The selection of independent auditors is being submitted to a vote of the stockholders. If the appointment of the independent auditor is not ratified by stockholder vote, the Audit Committee may appoint another independent auditor or may decide to maintain its appointment of PMB Helin Donovan, LLP.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee has approved all services provided by PMB Helin Donovan, LLP and has reviewed and discussed with PMB Helin Donovan, LLP the fees paid to such firm, as described below.

A representative of PMB Helin Donovan, LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if he or she so desires.

Audit and other Fees. PMB Helin Donovan, LLP has been the Company’s auditors since May 2011. GHP Horwath, P.C. was the Company’s auditors from September 2006 to May 2011. During fiscal years 2011 and 2010, the fees for audit and other services performed by PMB Helin Donovan, LLP and GHP Horwath, P.C. for the Company were as follows:

	Amount and percentage of fees
Nature of Services	2011				2010

Audit Fees(1)	Audit fees were		$65,000	(72%)	Audit fees were		$109,000	(76%)
Audit-Related Fees(2)			$18,000	(20%)			$25,000	(18%)
Tax Fees(3)	Tax fees were		$7,000	(8%)	Tax fees were		$9,000	(6%)
All Other Fees		$	−			$	−
Total			$90,000				$143,000

(1)
Audit fees related to the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2010 and 2011, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such years.

(2)	Audit-related fees pertaining to 2010 and 2011 primarily included fees for revenue recognition and analysis relating to stock option grants under the Company’s 2011 Stock Compensation Plan.

(3)	Tax fees in both 2010 and 2011 included services related to the Company’s estimated tax payments and preparation of the Company’s tax returns.

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Pre-Approval Policies.

It is the policy of the Company not to enter into any agreement with its auditors to provide any non-audit services unless (a) the agreement is approved in advance by the Audit Committee or (b) (i) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount the Company pays to the auditors during the fiscal year in which such services are rendered, (ii) such services were not recognized by the Company as constituting non-audit services at the time of the engagement of the non-audit services and (iii) such services are promptly brought to the attention of the Audit Committee and prior to the completion of the audit are approved by the Audit Committee or by one or more members of the Audit Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the Audit Committee.  The Audit Committee will not approve any agreement in advance for non-audit services unless (x) the procedures and policies are detailed in advance as to such services, (y) the Audit Committee is informed of such services prior to commencement and (z) such policies and procedures do not constitute delegation of the Audit Committee’s responsibilities to management under the Securities Exchange Act of 1934, as amended.

The Audit Committee has considered whether the provision of non-audit services has impaired the independence of GHP Horwath, P. C. and PMB Helin Donovan, LLP and has concluded that GHP Horwath, P.C. and PMB Helin Donovan, LLP are independent under applicable SEC and NASDAQ rules and regulations.
 Required Vote

Proposal 4 will be approved if there are more votes “FOR” the proposal than votes “AGAINST” the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PMB HELIN DONOVAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012.

AUDIT COMMITTEE REPORT

General.  Under the Company’s Audit Committee Charter, a copy of which can be found on our website, the general purpose of the Audit Committee is to assist the Board of Directors in the exercise of its fiduciary responsibility of providing oversight of the Company’s financial statements and the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and other aspects of the financial management of the Company. The Audit Committee is appointed by the Board of Directors and is to be comprised of at least three directors, each of whom is independent, as such term is defined under the listing standards of the Nasdaq Stock Market. All committee members must be financially literate at the time of their appointment, or within a reasonable period of time after appointment to the Committee. The Company believes all of the members of the Company’s Audit Committee are independent notwithstanding the fact that one of the directors is not independent under applicable NASDAQ and SEC rules. Mr. Welch is the Committee’s financial expert as such term is defined in applicable regulations and rules.

Responsibilities and Duties.  The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

Specific Audit Committee Actions Related to Review of the Company’s Audited Financial Statements.  In discharging its duties, the Audit Committee, among other actions, has (i) reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2011 with management, (ii) discussed with the Company’s independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, related to such financial statements, (iii) received the written disclosures and the letter from the Company’s independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence, (iv) considered whether the provision of service represented under the headings on “Tax Fees” and “All Other Fees” as set forth above is compatible with maintaining the independent

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auditor’s independence, and (v) based on such reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2011.

The Audit Committee of the Board of Directors

David E. Welch, Chairman Jeffrey Holtmeier Stanley Gilbert

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EXECUTIVE COMPENSATION

The following table sets forth compensation awarded to, earned by or paid to the Company’s Principal Executive Officer, regardless of the amount of compensation, and each executive officer of the Company for the years ended December 31, 2011 and 2010 whose total annual salary, bonus and option awards for 2011 exceeded $100,000.

Summary Compensation Table (in dollars)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Philip S. Sassower Chairman and CEO	2011 2010	−(1) −(1)	− −	− −	$27,315 −	− −	− −	− −	$27,315 −

1.	Mr. Sassower was appointed Chairman of the Board and Chief executive officer on August 5, 2010, and receives no compensation.

2.
The amounts provided in this column represent the aggregate grant date fair value of option awards granted to our officers, as calculated in accordance with FASB ASC Topic 718, Stock Compensation. Mr. Sassower has 333,600 options that are vested and exercisable within sixty days of December 31, 2011. In accordance with applicable regulations, the value of such options does not reflect an estimate for features related to service-based vesting used by the Company for financial statement purposes.

Outstanding Equity Awards at Fiscal 2011 Year End

        The following table summarizes the outstanding equity award holdings held by our named executive officers. The amounts are not stated in thousands.

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Philip S. Sassower, Chairman and CEO	250,300	(1)	749,700	(1)	$0.0649	01/28/2018

(1)	Mr. Sassower’s 1,000,000 options were granted on January 28, 2011, vest pro rata quarterly over three years, and expire on January 28, 2018.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2011, regarding our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

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	Number of Securities To Be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price Of Outstanding Options and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders
1999 Stock Option Plan	924	$0.56	−

2011 Stock Compensation Plan	44,571	$0.05	5,429
Equity Compensation Plans Not Approved by Security Holders
2009 Stock Compensation Plan	2,379	0.10	4,548
Non Plan Stock Options	3,479	0.50	−
Total:	51,353	$0.09	9,977

TRANSACTIONS WITH RELATED PERSONS

Phoenix is the beneficial owner of approximately 67.1% of the Common Stock of the Company when calculated in accordance with Rule 13d-3.

In September 2011, the Company borrowed an aggregate of $100 from Phoenix and an employee of the Company and issued unsecured demand notes to each. These notes are due on demand and bear interest at the rate of 10% per annum. In addition, in September 2011, the Company entered into a Note and Warrant Purchase Agreement (the “September 2011 Purchase Agreement”) with Phoenix Banner Holdings, LLC (“PBH”), an entity affiliated with Phoenix.  Under the terms of the September 2011 Purchase Agreement, the Company issued an unsecured convertible promissory note (the “September 2011 Note”) to PBH.  The September 2011 Note bears interest at the rate of 10% per annum Pursuant to the Agreement to Amend and Convert, PBH has agreed to extend the September 2011 Note’s maturity date to December 31, 2012, and to convert the September 2011 Note at the Final Closing (assuming such closing occurs by December 31, 2012) into approximately 550,000 shares of Series D-1 Preferred Stock, which shares of Series D-1 Preferred Stock are convertible into shares of Common Stock at a conversion price equal to $0.0225 per share (subject to adjustment).  In connection with the issuance of the September 2011 Note, the Company also issued to PBH a warrant to purchase 5,555,555 shares of the Company’s Common Stock at an exercise price of $0.0225 per share. The Company ascribed a value of $7 to the warrants, which was recorded as a discount to short-term debt in the balance sheet. Proceeds from the offering will be used for working capital purposes and to pay off the aforementioned notes to the Company’s affiliates plus accrued interest.

In December 2011, the Company entered into a Note and Warrant Purchase Agreement (the “December 2011 Purchase Agreement”) with certain investors (collectively, the December 2011 Investors), which December 2011 Investors included the Company’s CEO Philip Sassower. Under the terms of the December 2011 Purchase Agreement, the Company issued unsecured convertible promissory notes (collectively, the “December 2011 Notes”) to the December 2011 Investors.  The December 2011 Notes bear interest at the rate of 10% per annum. Pursuant to the Agreement to Amend and Convert, the December 2011 Investors have agreed to extend the December 2011 Notes’ maturity date to December 31, 2012, and to convert the December 2011 Notes at the Final Closing (assuming such closing occurs by December 31, 2012) into approximately 550,000 shares of Series D-1 Preferred Stock, which shares of Series D-1 Preferred Stock are convertible into shares of Common Stock at a conversion price equal to $0.0225 per share (subject to adjustment).  In connection with the issuance of the December 2011 Notes, the Company also issued to the December 2011 Investors warrant to purchase an aggregate of 5,556 shares of the Company’s Common Stock at an exercise price of $0.0225 per share. The Company ascribed a value of $13 to the warrants, which was recorded as a discount to short-term debt in the balance sheet.

Phoenix and its affiliated entities have certain interests in the Offering, which are described in greater detail in Proposal 2.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file certain reports with the Securities and Exchange Commission (the "SEC") regarding ownership of, and transactions in, the Company's securities. These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that are filed with the SEC.  The following Section 16 filings were not timely filed for the year ended December 31, 2011: the Form 3 for MDNH Partners LP dated January 20, 2011; the three Form 4s for MDNH Partners LP dated January 20, 2011; the Form 4 for former director Francis Elenio dated February 4, 2011; the Form 4 for former director Kurt Amundson dated February 4, 2011; the Form 4 for Andrea Goren dated February 4, 2011; the Form 4 for Philip Sassower dated February 4, 2011; the Form 4 for David Welch dated February 4, 2011;  the two Form 4s for William Keiper dated April 13, 2011; the Form 4 for Andrea Goren dated August 17, 2011; the Form 3 for Stan Gilbert dated November 3, 2011; the Form 3 for Jeffrey Holtmeier dated November 4, 2011; and the Form 4 for William Keiper dated November 4, 2011.

COMPANY CODE OF ETHICS

The Company has adopted a Code of Ethics (“Code”), which is applicable to all Company employees , including the principal executive officer, the principal financial officer and controller and principal accounting officer (“Senior Executive and Financial Officers”). The Code is available on the Company’s website, www.cic.com. The Company intends, when applicable, to post amendments to or waivers from the Code (to the extent applicable to its Senior Executive and Financial Officers) on its website and in any manner otherwise required by the applicable standards or best practices.

STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in the proxy statement relating to next year’s annual meeting, a stockholder proposal must be received at our principal executive offices no later than June 12, 2013, which is the 120th day preceding the anniversary of the date on which the Company mailed its proxy materials to stockholders for the 2012 Annual Meeting. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the Secretary, Communication Intelligence Corporation, 275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065. If the date of the next annual meeting is changed by more than 30 days from the anniversary of this year’s annual meeting, then, to be considered for inclusion in the proxy statement relating to next year’s annual meeting, notice of a stockholder proposal will need to be received by the Company in a reasonable amount of time before the Company begins to print and send its proxy materials.

Other Stockholder Proposals

If a stockholder wishes to present a stockholder proposal at our next annual meeting that is not intended to be included in the proxy statement, the stockholder must provide the information required by our Bylaws and give timely notice to our corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Secretary not later than 60 days nor more than 90 days prior to next year’s annual meeting. In the event, however, that notice of next year’s annual meeting is given by the Company less than 60 days prior to next year’s annual meeting, then notice must be received from the stockholder by the Secretary not later than the close of business on the 15th day following the date on which notice of next year’s annual meeting of the stockholders was mailed, which will be the date of next year’s proxy statement. Notices of intention to present proposals at the next annual meeting should be addressed to the Secretary, Communication Intelligence Corporation, 275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065.

Stockholder Director Nominations

Under our Bylaws, stockholders may also nominate an individual to serve on our Board of Directors. In order to nominate a person or persons for election to the Board of Directors at our next annual meeting, a stockholder must provide the information required by our Bylaws and give timely notice of their intention to do so to our corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Secretary not more than 90 days nor

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less than 60 days prior to the anniversary of the date of the Company’s definitive proxy statement provided in connection with the Company’s annual meeting in the previous year. Notwithstanding the preceding sentence, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary not later than the close of business on the later of (1) the ninetieth (90th) day prior to such annual meeting and (2) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder must be received by the Secretary not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made. The notice given by the stockholder must include (1) the name and address of the stockholder who intends to make the nomination, and the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with SEC pursuant to the proxy rules; and (5) the manually signed consent of each nominee to serve as a director of the Company if so elected. The presiding officer at the annual meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. A stockholder’s written notice of such stockholder’s intention to make such nomination or nominations at the next annual meeting should be addressed to the Secretary, Communication Intelligence Corporation, 275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065.

SOLICITATION OF PROXIES

The Company will bear the cost of the Annual Meeting and the solicitation of proxies related thereto, including the costs relating to printing and mailing the proxy materials. The Company has retained Broadridge Financial Solutions to assist the Company in the solicitation of proxies. The Company has agreed to pay Broadridge a fee of approximately $16,000 for its services. Directors, officers and employees of the Company may make additional solicitations in person or by telephone in respect to the Annual Meeting.

OTHER MATTERS

The Board of Directors knows of no other matter that may be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies will vote in accordance with their judgment with respect to any such matter.

Stockholders are urged to complete, sign, date and return the enclosed proxy card promptly in the envelope provided, regardless of whether or not they expect to attend the Annual Meeting. The prompt return of such proxy card will assist the Company in preparing for the Annual Meeting. Your cooperation is greatly appreciated.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2011 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2011 with the Securities and Exchange Commission (the “SEC”). The SEC maintains a web site, www.sec.gov that contains reports, Proxy Statements, and certain other information filed electronically by the Company with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Communication Intelligence Corporation, Attn: Corporate Secretary, 275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065, or visiting the Company’s web site at www.cic.com.

INCORPORATION BY REFERENCE

The Company incorporates by reference the information provided under Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations), Item 7A (Quantitative and Qualitative Disclosures about Market Risk), and Item 8 (Consolidated Financial Statements) contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 accompanying this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Philip S. Sassower Chairman and Chief Executive Officer

October __, 2012

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APPENDIX A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
COMMUNICATION INTELLIGENCE CORPORATION

It is hereby certified that:

1.           The name of the corporation is Communication Intelligence Corporation (hereinafter called the “Corporation”).

2.           The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking paragraph (a) of Article Fourth thereof and by substituting in lieu of said paragraph the following new paragraph:

“FOURTH:                      The total number of shares which the Corporation shall have authority to issue is 1,536,000,000 of which 1,500,000,000 shares shall be Common Stock, par value $0.01 per share, and 36,000,000 shares shall be Preferred Stock, par value $0.01 per share, of which 2,000,000 shares are designated as Series A-1 Cumulative Convertible Preferred Stock, 14,000,000 shares are designated Series B Participating Convertible Preferred Stock, 9,000,000 shares are designated Series C Participating Convertible Preferred Stock, 3,000,000 shares are designated Series D-1 Convertible Preferred Stock, and 8,000,000 shares are designated Series D-2 Convertible Preferred Stock..”

The balance of Article Fourth shall remain unchanged.

3.           This Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.           This Certificate of Amendment shall be effective as of the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Craig Hutchison, its Vice President and Assistant Treasurer, as of ____________________,_______.

COMMUNICATION INTELLIGENCE CORPORATION
By: Craig Hutchison Title: Vice President and Assistant Treasurer

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APPENDIX B

COMMUNICATION INTELLIGENCE CORPORATION

2011 STOCK COMPENSATION PLAN

ARTICLE I
EFFECTIVE DATE AND PURPOSE

1.1 Effective Date. The Board approved the Plan effective as of January 28, 2011.

ARTICLE II
DEFINITIONS

2.1 Capitalized Terms. Capitalized terms used herein have the meanings set forth in Exhibit A.

ARTICLE III

3.1 The Committee. The Plan shall be administered by the Board or a committee appointed by the Board, provided that the Company’s compensation committee shall approve Awards granted to Participants covered by Code Section 162(m).

3.2 Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Independent Contractors and Members of the Board shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees, Independent Contractors and Members of the Board, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting or payment of any award, (i) extend the period during which an Option may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.

The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company’s independent certified public accountants or any

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executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3 Delegation by the Committee. The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to the selection for participation in this Plan of an officer or other person subject to Section 16 of the 1934 Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person.

3.4 Decisions Binding. All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 7.10, the number of Shares available for grants of Awards under the Plan shall be 100,000,000 Shares. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof. Unless prohibited by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1.  The maximum number of Shares covered by Awards granted to a Participant in a single calendar year may not exceed 15,000,000.

4.2 Lapsed Awards. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of (i) the expiration, cancellation, forfeiture or other termination of such Award, (ii) the withholding of such Shares in satisfaction of applicable federal, state or local taxes or (iii) of the settlement of all or a portion of such Award in cash, then such Shares shall again be available under this Plan.

ARTICLE V

STOCK OPTIONS

5.1 Grant of Options. Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.  An Award of Options may include Incentive Stock Options, Nonqualified Stock Options, or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an Employee of the Company or a Subsidiary and no Incentive Stock Option shall be granted more than ten years after the earlier of (i) the date this

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Plan is adopted by the Board or (ii) the date this Plan is approved by the Company's shareholders.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine.  The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000, such Options shall constitute Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.

5.3 Exercise Price. Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion; provided, however, that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; and provided further, that the Exercise Price with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.4 Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.

5.5 Exercisability of Options. Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of an Option is contingent upon payment by the Optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.  With respect to Options granted to residents of the State of California, unless employment is terminated for cause (as defined by applicable law or the Award Agreement), the right to exercise an Option in the event of termination of employment, to the extent that the Optionee is otherwise entitled to exercise an Option on the date employment terminates, shall be

(a) at least six months from the date of termination if termination was caused by death or total disability; and

(b) at least 30 days from the date of termination if termination was caused by other than death or total disability;

(c) but in no event later than the remaining term of the Option.

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5.6 Method of Exercise. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares which have been held by the Optionee for at least six months having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan, including, without limitation, through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (which may be in book entry form) for such Shares with respect to which the Option is exercised.

5.7 Restrictions on Share Transferability. Options are personal to the Optionee during his or her lifetime and may not be transferred, assigned, pledged, attached or otherwise disposed of in any manner, except by will or the laws of descent and distribution.  Any attempt to transfer, assign, pledge, attach or otherwise dispose of any Option contrary to this Section 5.7 will be null and void.  The Committee may impose additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

ARTICLE VI

RESTRICTED STOCK

6.1 Grant of Restricted Stock. Subject to the provisions of the Plan, Restricted Stock may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.

6.2 Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to the Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3 Transferability/Share Certificates. Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, Shares of Restricted Stock may be registered in the holder’s name or a nominee’s name at the discretion of the Company and may bear a legend as described in Section 6.4.2. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or

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appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

6.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.

6.4.1 General Restrictions. The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

6.4.2 Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Communication Intelligence Corporation 2011 Stock Compensation Plan (the “Plan”), and in an Award Agreement (as defined by the Plan). A copy of the Plan and such Award Agreement may be obtained from the Chief Financial Officer of Communication Intelligence Corporation.”

6.5 Removal of Restrictions. Shares of Restricted Stock granted under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company’s right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant.

6.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

6.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Unless otherwise provided in the Award Agreement, any such dividends or distributions shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

ARTICLE VII

MISCELLANEOUS

7.1 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s service relationship at any time, for any reason and with or without cause.

7.2 Participation. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

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7.3 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

7.4 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

7.5 No Rights as Stockholder. Except to the limited extent provided in Sections 6.6 and 6.7, No Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

7.6 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof).

7.7 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided such Shares have been held by the Participant for at least six months.

7.8 No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds,

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debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.

7.9 Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

7.10 Changes in Capital Structure. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, or other corporate transaction or event (each a “Corporate Event”) affects the Shares, the Board shall, in such manner as it in good faith deems proportionate and equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the Exercise Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

If the Company enters into or is or may become involved in any Corporate Event or a Change in Control, the Board shall, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event or a Change in Control. Notwithstanding anything to the contrary in the Plan, if any Corporate Event or Change in Control occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant’s Awards, an amount equal that the Committee, in its sole discretion, in good faith

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determines to be the equivalent value of such Award (e.g., in the case of an Option, the amount of the spread).

Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant’s affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section7.10 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

7.11 Premature Grants.  Any Award exercised by a person in California before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained by the later of: (a) within twelve (12) months before or after the Plan is adopted; or (b) prior to or within twelve (12) months of the granting of any Option or issuance of any Share under the Plan in California.  Such Shares shall not be counted in determining whether such approval is obtained.

7.12 Disclosure.  The Company shall provide annual financial statements of the Company to each security holder holding an outstanding Award.  Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.  This Section 7.12 shall not apply provided the Plan complies with all conditions of either an applicable registration on Form S-8 or Rule 701 of the Securities Act, provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” in addition to the manner in which that term is defined in Rule 701.

ARTICLE VIII

AMENDMENT, TERMINATION AND DURATION

8.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Section 162(m) of the Code and the rules of any stock exchange, if any, on which Shares are primarily traded; provided, however, the Board may amend the Plan and any Award Agreement, including without limitation retroactive amendments, without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan or any Award Agreement shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

8.2 Duration of the Plan. The Plan shall, subject to Section 8.1, terminate ten years after adoption by the Board, unless earlier terminated by the Board and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.  No Award may be granted to a resident of California more than

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ten years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the stockholders.

ARTICLE IX

LEGAL CONSTRUCTION

9.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

9.2 Severability. In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

9.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  In particular, Awards issued under the Plan are intended to qualify for an exemption under Code Section 409A, and the Plan and associated Awards will be interpreted to that effect.

9.4 Governing Law. The Plan and all Award Agreements shall be construed In accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

9.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

9.6 Incentive Stock Options. Should any Option granted under this Plan be designated an “Incentive Stock Option,” but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

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EXHIBIT A

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Affiliate” means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options or Restricted Stock.

“Award Agreement” means the written agreement setting forth the terms and conditions applicable to an Award or series of Awards.

“Board” means the Company’s Board of Directors, as constituted from time to time.

“Change in Control” means the occurrence of any of the following:

(a)           An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or l4(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the then-outstanding Shares or the combined voting power of the Company’s then-outstanding Voting Securities; PROVIDED, HOWEVER, that the following acquisitions of Shares or Voting Securities shall not constitute a Change in Control under clause (a):  acquisitions by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)           The individuals who, as of immediately following the completion of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; PROVIDED, HOWEVER, that, if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and PROVIDED,

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FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)           The consummation of:

(i)           A merger, consolidation or reorganization (1) with or into the Company or a direct or indirect subsidiary of the Company or (2) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

(A)           the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the surviving corporation, if there is no parent corporation of the surviving corporation or (y) if there is one or more than one parent corporation, the ultimate parent corporation; and

(B)           the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the surviving corporation, if there is no parent corporation of the surviving corporation, or (y) if there is one or more than one parent corporation, the ultimate parent corporation;

(ii)           A complete liquidation or dissolution of the Company; or

(iii)           The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons;  PROVIDED that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of

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any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means the Board or a committee of the Board described in Article III.

“Employee” means an employee of the Company, a Related Company, a Subsidiary or an Affiliate (each an “Employer”) designated by the Committee. Notwithstanding anything to the contrary contained herein, the Committee may grant Awards to an individual who has been extended an offer of employment by the Company, a Related Company, a Subsidiary or an Affiliate; provided that any such Award shall be subject to forfeiture if such individual does not commence employment by a date established by the Committee.

“Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

“Fair Market Value” on any date means (a) the closing price in the primary trading session for a Share on such date on the stock exchange, if any, on which Shares are primarily traded (or if no Shares were traded on such date, then on the most recent previous date on which any Shares were so traded), (b) if clause (a) is not applicable, the closing price of the Shares on such date on The Nasdaq Global Market at the close of the primary trading session (or if no Shares were traded on such date, then on the most recent previous date on which any Shares were so traded) or (c) if neither clause (a) nor clause (b) is applicable, the value of a Share for such date as established by the Committee, using any reasonable method of valuation.

“Grant Date” means the date that the Award is granted.

“Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code.

“Independent Contractor” means a person, employed by the Company for a specific task, study or project who is not an Employee, including an advisor or consultant who (i) is a natural person and (ii) provides bona fide services to the Company, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the Company’s parent; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Member of the Board” means an individual who is a member of the Board or of the board of directors of a Subsidiary or an Affiliate.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Shares granted pursuant to Article V.

“Optionee” means a person to whom an Option has been granted under the Plan.

“Participant” means an Employee, Independent Contractor or Member of the Board with respect to whom an Award has been granted and remains outstanding.

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“Period of Restriction” means the period during which Restricted Stock is subject to forfeiture and/or restrictions on transferability.

“Plan” means this Communication Intelligence Corporation 2011 Stock Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

“Related Company” means any person or entity that would be considered a single employer with the Company under Section 4l4(b) or (c) of the Code, provided that the language “at least 80 percent” as used in connection with the application of these provisions were replaced by “at least 50%.”

“Restricted Stock” means a grant pursuant to Article VI of one or more Shares subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.

“Share” means the Company’s common stock, par value $0.01 per share, or any security issued by the Company or any successor in exchange or in substitution therefore.

“Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

“Ten Percent Holder” means an Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company.

COMMUNICATION INTELLIGENCE CORPORATION
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

275 SHORELINE DRIVE 6TH FLOOR REDWOOD SHORES, CA 94065
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on this card on how to vote the shares using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M37064-Z55993	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

COMMUNICATION INTELLIGENCE CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors		□	□	□
Nominees
01) Andrea Goren 02) Stanley L. Gilbert 03) Philip Sassower 04) Jeffrey Holtmeier 05) David Welch
The Board of Directors recommends you vote FOR proposals 2 , 3, and 4:						For	Against	Abstain
2. To consider and vote upon a proposal to amend our Certificate of Incorporation to increase the number of shares of authorized capital stock;						□	□	□

3. To approve an amendment to the Company’s 2011 Stock Compensation Plan to increase the number of shares of the Company’s common stock available for grants of options under the plan, and						□	□	□
4. To ratify the appointment of PMB Helin Donovan, as the Company’s independent auditors for the year ending December 31, 2012						□	□	□
NOTE: The undersigned hereby revokes any proxy heretofore given with respect to such shares and confirms all that said proxy, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, to the greatest extent permissible, this Proxy Card will be voted "FOR" (1) the election of all directors, (2) to consider and vote upon a proposal to amend our Certificate of Incorporation to increase the number of shares of authorized capital stock; (3) to approve an amendment to the Company’s 2011 Stock Compensation Plan to increase the number of shares of the Company’s common stock reserved for issuance under the plan, and (4) to ratify the appointment of PMB Helin Donovan, LLP as the Company’s independent auditors for the year ending December 31, 2012.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

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M37065-Z55993

PROXY
COMMUNICATION INTELLIGENCE CORPORATION
275 SHORELINE DRIVE, SUITE 500
REDWOOD SHORES, CALIFORNIA 94065

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 13, 2012.

The undersigned does hereby appoint Andrea Goren and Craig Hutchison and each of them as agents and proxies of the undersigned, with full power of substitution, to represent and to vote, as designated on the reverse side, all the shares of  Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of Communication Intelligence Corporation (the "Company") held of record by the undersigned on September 24, 2012 (the "Record Date") in connection with the proposals presented at the Company's Annual Meeting of Stockholders to be held on November 13, 2012 at 1 p.m., local time, at the Company's Headquarters, 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065, or any adjournment or postponement thereof, all as more fully described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement dated October _____, 2012, hereby revoking all proxies heretofore given with respect to such shares. The Board of Directors recommends a vote "FOR" each of the Proposals.

Important Notice Regarding the Internet Availability of Proxy Materials for the 2012 Annual Meeting to be Held on November 13, 2012.

The proxy materials for the Communication Intelligence Corporation 2012 Annual Meeting of Stockholders are available at www.proxyvote.com. To view the proxy materials, please have your proxy card in hand when you access the website and follow the instructions to access the proxy materials.

Continued and to be signed on reverse side